                                                                 EXHIBIT 4(b)(i)

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                                LEASE AGREEMENT

                                  dated as of

                               December 1, 1989

                                    between

                        THE CONNECTICUT NATIONAL BANK,
                               as Owner Trustee,
                                   as Lessor

                                      and

                       TEXAS UTILITIES ELECTRIC COMPANY
                                   as Lessee



This Lease has been executed in 20 original counterparts of which this is original counterpart number 6; only original counterpart number 1 constitutes chattel paper within the meaning of the Uniform Commercial Code; accordingly, any assignee of any rights of Lessor under this Lease cannot perfect a security interest in such rights without taking possession of original counterpart number 1.

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

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.  DEFINITIONS...................................................   1

SECTION 2.  LEASE OF FACILITIES; ETC......................................   1

2.1.  Lease...............................................................   1
2.2.  Enforcement of Warranties...........................................   1

SECTION 3.  RENT..........................................................   2

3.1.  Basic Rent..........................................................   2
3.2.  Supplemental Rent...................................................   3
3.3.  Method of Payment...................................................   3
3.4.  Late Payment........................................................   3
3.5.  Net Lease; No Setoff; etc...........................................   3

SECTION 4.  RECOMPUTATION OF BASIC
              RENT AND CASUALTY VALUE.....................................   4

4.1.  Adjustments for Tax Changes, etc....................................   4
4.2.  Adjustments for Changes in Certain Assumptions......................   5
4.3.  Adjustments for Alterations.........................................   6
4.4.  Adjustments for Payments under Tax Indemnity
        Agreement.........................................................   6
4.5.  Adjustments for Refinancing of the Bonds............................   6
4.6.  Adjustments to Comply with Revenue Procedure........................   7
4.7.  Limitations on Adjustments..........................................   7
4.8.  Preservation of Net AfterTax Return.................................   7
4.9.  Timing of Adjustments...............................................   7
4.10. Confirmation of Adjustments.........................................   8
4.11. Further Assurances..................................................   9

SECTION 5.  RENEWAL.......................................................   9

5.1.  Renewal.............................................................   9
5.2.  Rent................................................................   9
5.3.  Notice..............................................................  10

SECTION 6.  PURCHASE OPTIONS..............................................  11

6.1.  Purchase Options....................................................  11
6.2.  Notice of Election; Manner of Purchase; Transfer
         After Purchase...................................................  12
6.3.  Assumption of Obligations...........................................  13

SECTION 7.  EARLY TERMINATION.............................................  13

7.1.  Decision............................................................  13
7.2.  Notice of Election..................................................  13

7.3.  Sale of Facilities..................................................  13
7.4.  Termination Payment.................................................  15
7.5.  No Obligation.......................................................  15

SECTION 8.  RETURN OF FACILITIES..........................................  15

8.1.  Return of Facilities................................................  15
8.2.  Cooperation.........................................................  16

SECTION 9.  QUIET ENJOYMENT; DISCLAIMER OF WARRANTIES.....................  16

9.1.  Quiet Enjoyment.....................................................  16
9.2.  Disclaimer of Warranties............................................  16

SECTION 10.  LIENS........................................................  17

SECTION 11.  OPERATION AND MAINTENANCE;
               INSPECTION; REPLACEMENTS AND
               ALTERATIONS; IDENTIFICATION................................  17

11.1.  Operation and Maintenance..........................................  17
11.2.  Inspection and Reports.............................................  18
11.3.  Replacement of Components..........................................  19
11.4.  Required Alterations...............................................  20
11.5.  Title to Alterations and Components; Purchase
         or Lease Option for Severable Alterations........................  20
11.6.  Payment for Alterations and Components.............................  21
11.7.  Reports of Alterations and Components..............................  23
11.8.  Identification.....................................................  24
11.9.  Manuals, Logs, Plans and Specifications............................  24
11.10. Regulation.........................................................  25
11.11. Personal Property..................................................  25

SECTION 12.  EVENTS OF LOSS...............................................  25

12.1.  Notice of Damage or Loss...........................................  25
12.2.  Payment of Casualty Value, etc.....................................  26
12.3.  Application of Other Payments on an Event of Loss..................  27
12.4.  Application of Payments Not Relating to
         an Event of Loss.................................................  27
12.5.  Other Dispositions.................................................  28

SECTION 13.  INSURANCE....................................................  28

13.1.  Coverage...........................................................  28
       (a)  Insurance Against Loss or Damage..............................  28
       (b)  Personal Injury and Property Damage
              Liability Insurance.........................................  29
       (c)  Miscellaneous Policy Provisions...............................  30
13.2.  Adjustment of Losses...............................................  30
13.3.  Application of Insurance Proceeds..................................  31
13.4.  Annual Insurance Report............................................  31

13.5.  Additional Insurance by Lessor.....................................  32

SECTION 14.  INDEMNIFICATION..............................................  32

14.1.  Indemnification....................................................  32
14.2.  Taxes..............................................................  34
       (a)  Payment of Taxes..............................................  34
       (b)  Contests......................................................  37
       (c)  Refunds.......................................................  38
14.3.  Indemnities........................................................  38
14.4.  Payment............................................................  39

SECTION 15.  RIGHTS TO ASSIGN OR SUBLEASE.................................  39

15.1.  Assignment or Sublease by Lessee...................................  39
15.2.  Assignment by Lessor; Security for Lessor's
         Obligations to Indenture Trustee.................................  40

SECTION 16.  LEASE EVENTS OF DEFAULT......................................  41

SECTION 17.  REMEDIES.....................................................  43

17.1.  In General.........................................................  43
17.2.  No Release.........................................................  46
17.3.  Remedies Cumulative................................................  46

SECTION 18.  NOTICES......................................................  46

SECTION 19.  COVENANTS....................................................  47

SECTION 20.  RIGHT TO PERFORM FOR LESSEE..................................  47

SECTION 21.  MISCELLANEOUS................................................  47

21.1.  Amendments in Writing..............................................  47
21.2.  Survival of Agreements.............................................  47
21.3.  Severability of Provisions.........................................  48
21.4.  True Lease.........................................................  48
21.5.  GOVERNING LAW; CONSENT TO JURISDICTION.............................  48
21.6.  Headings...........................................................  48
21.7.  Counterpart Execution..............................................  48
21.8.  Successors and Assigns.............................................  48
21.9.  Immunities; Satisfaction of Undertakings...........................  49
21.10. Payment for Appraisal Procedure....................................  49
21.11. Further Assurances.................................................  50

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT, dated as of December 1, 1989, is made between THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of December 1, 1988, as Lessor, and TEXAS UTILITIES ELECTRIC COMPANY, a corporation organized and operating under the laws of the State of Texas, as Lessee.

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS.
                      -----------

          For the purposes hereof, capitalized terms used herein shall have the meanings assigned to them in Appendix A hereto; provided, that references in Appendix A hereto to Schedules PBF, PBS, DCF and DCS to the Participation Agreement shall be deemed to refer, respectively, to Schedules PBF, PBS, DCF and DCS to this Lease. References in this Lease to Sections, subsections, Schedules and Exhibits are to Sections, subsections, Schedules and Exhibits in this Lease unless otherwise indicated.

          SECTION 2.  LEASE OF FACILITIES; ETC.
                      -------------------------

          2.1.  Lease.  Lessor agrees to lease and hereby as of the Permian
                -----
Basin Funding Date leases the Permian Basin Facility to Lessee, and Lessee agrees to lease and hereby as of the Permian Basin Funding Date leases the Permian Basin Facility from Lessor, for the Interim Lease Term for such Facility, the Basic Term for such Facility and, subject to the exercise by Lessee of its renewal option or options as provided in Section 5, for the Renewal Term or Terms for such Facility. Lessor agrees to lease and hereby as of the De Cordova Funding Date leases the De Cordova Facility to Lessee, and Lessee agrees to lease and hereby as of the De Cordova Funding Date leases the De Cordova Facility from Lessor, for the Interim Lease Term for such Facility, the Basic Term for such Facility and, subject to the exercise by Lessee of its renewal option or options as provided in Section 5, for the Renewal Term or Terms for such Facility.

          2.2.  Enforcement of Warranties.  Unless a Lease Default or Lease
                -------------------------
Event of Default shall have occurred and be continuing, Lessor hereby authorizes Lessee, at Lessee's expense, to assert, prior to the Lessor Possession Date for a Facility subject to this Lease, all Lessor's claims and rights under any and all warranties of and other claims against dealers, manufacturers, vendors, contractors or subcontractors relating to such Facility. Any amount received by Lessee under any such warranty or claim shall be applied to restore such Facility to the condition required by Section 11 and thereafter the balance, if any, of such amount shall be paid to Lessee.

          SECTION 3.  RENT.
                      ----

          3.1.  Basic Rent.  (a)  Lessee shall pay to Lessor, as Basic Rent, the
                ----------
semiannual installments of Basic Rent on the Basic Rent Payment Dates during the Basic Term and during each Renewal Term. Subject to adjustment as provided herein, each such installment during the Basic Term shall be in an amount equal to the sum of (i) if the Permian Basin Facility is then subject to this Lease, the percentage of the Purchase Price of the Permian Basin Facility set forth in the column entitled "Permian Basin Facility" set forth in Schedule 1 opposite such Basic Rent Payment Date and (ii) if the De Cordova Facility is then subject to this Lease, the percentage of the Purchase Price of the De Cordova Facility set forth in the column entitled "De Cordova Facility" set forth in Schedule 1 opposite such Basic Rent Payment Date, and in each case shall be allocable to
(A) the use of such Facility by Lessee for the semiannual period immediately preceding such Basic Rent Payment Date if Schedule 1 indicates that such payment is in arrears and (B) to the use of such Facility by Lessee for the semiannual period immediately succeeding such Basic Rent Payment Date if Schedule 1 indicates that such payment is in advance.

          (b) Basic Rent shall be payable and paid in the manner set forth in subsection 3.3. Notwithstanding any other provision of this Lease, the amount of Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of principal and accrued interest due and payable on the Bonds Outstanding on such Rent Payment Date.

          (c) Amounts of Basic Rent payable under this subsection 3.1 are subject to adjustment pursuant to Section 4.

          (d) Lessee may purchase, or acquire, and, if so purchased or acquired, Lessee shall promptly deliver to Lessor, Bonds which can be applied for a credit against a Sinking Fund payment on the next scheduled Redemption Date to the extent permitted by Section 6.06(b) of the Indenture. Upon the receipt by Lessor of such Bonds from Lessee, Lessor shall exercise its right under Section 6.06(b) of the Indenture to apply such Bonds as a credit against such Sinking Fund payment. On the Basic Rent Payment Date which coincides with such Redemption Date, the installment of Basic Rent payable shall be adjusted downward by an amount equal to the sum of (i) the aggregate principal amount of the Bonds delivered by Lessee so applied as such a credit and (ii) the amount of interest on such Bonds which would, but for the cancellation of such Bonds, be payable on such date.

          3.2.  Supplemental Rent.  (a)  Lessee shall pay to Lessor, or to
                -----------------
whomever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and payable. In the event of any payment of interest only on any Bond after the first Basic Rent Payment Date on a date other than a Basic Rent Payment Date, Lessee shall pay to Lessor as Supplemental Rent on the date of such payment an amount equal to all interest accrued and unpaid on such Bond or portion thereof to but excluding the date of payment, except to the extent payment by Lessee of such accrued and unpaid interest is otherwise provided for in connection therewith. The amount of Supplemental Rent paid pursuant to the preceding sentence shall be deducted from the amount of Basic Rent payable on the next succeeding Basic Rent Payment Date.

          (b) Lessee shall make payments to Lessor, as Supplemental Rent, on or prior to each of the Interim Rent Payment Date and the Basic Lease Commencement Date, of amounts equal to the amounts of interest due in respect of the Bonds then Outstanding on the Interim Rent Payment Date and the Basic Lease Commencement Date, respectively.

          3.3.  Method of Payment.  Subject to subsection 15.2, all Basic Rent
                -----------------
payable to Lessor and Supplemental Rent payable to Lessor pursuant to subsection 3.2(b) shall be paid to Owner Trustee's Account No. 01364058 (ABA No. 011900445) at The Connecticut National Bank, 777 Main Street, Hartford, Connecticut 06115
Attention: Corporate Trust Administration, for the account of PHILIP MORRIS CREDIT CORPORATION re: TEXAS UTILITIES ELECTRIC COMPANY, or to such other account at such other place as Lessor shall specify in writing. Each payment of Rent shall be made by Lessee in Federal or other immediately available funds, on or before 11:00 a.m., Dallas time, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be due and payable on the next succeeding Business Day.

          3.4.  Late Payment.  If any Rent shall not be paid when due, Lessee
                ------------
shall pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof at the Stipulated Interest Rate.

          3.5.  Net Lease; No Setoff; etc.  This Lease is a net lease and,
                --------------------------
notwithstanding any other provision of this Lease (except as may be expressly provided herein), Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (a) any defect in the condition, quality or fitness for use of the Facilities or any part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Facilities or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Facilities or any part thereof; (d) any defect in, or any Lien on, title to the Facilities or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, Indenture Trustee, Lessor, Owner Participant, Seller, any Bondholder, or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Person mentioned above, or by any court; (g) any claim that Lessee has or might have against any Person, including without limitation Indenture Trustee, Lessor, Owner Participant, Seller or any Bondholder (but shall not constitute a waiver of any such claim); (h) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof, in each case whether against or by Lessee or otherwise; or (j) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee, and (except as expressly provided herein) Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by Lessee hereunder. Nothing contained in this subsection 3.5 shall be construed as (a) a guaranty of (i) the value of the Facilities upon termination of the Interim Lease Term, the Basic Term or any Renewal Term or (ii) the Useful Life or (iii) payment of any of the Bonds or (b) a prohibition of assertion of any claim against any manufacturer, supplier or installer with respect to the Facilities or (c) a waiver by Lessee of its right to contest the matters referred to above following Lessee's performance of its obligations and discharge of its obligations hereunder.

          SECTION 4.  RECOMPUTATION OF BASIC
                      RENT AND CASUALTY VALUE.
                      -----------------------

          4.1.  Adjustments for Tax Changes, etc.  In the event that (1) on or
                ---------------------------------
prior to the Funding Date with respect to a Facility, any Change in Tax Law is enacted, promulgated or published; (2) within one year after the Funding Date with respect to a Facility, there is enacted any amendment, modification, deletion, addition or change in or to the provisions of the Code as it existed on the Funding Date of the respective Facility, which amendment, modification, deletion, addition or change, on or prior to such Funding Date had been (a) introduced in substantially the same form in the House of Representatives by a member of the Ways and Means Committee thereof; or (b) introduced in substantially the same form in the Senate by a member of the Finance Committee thereof; or (c) announced in substantially the same form by the Administration as a change it intended to have enacted by the United States Congress; (3) there is enacted any technical correction to the Tax Reform Act of 1986; (4) a Treasury Regulation, administrative interpretation or Executive Order with respect to the Tax Reform Act of 1986 or with respect to a technical correction thereof is enacted, promulgated or published within three years after the Funding Date with respect to a Facility; or (5) a Treasury Regulation which had been published in the Federal Register after December 6,
                                           ----------------
1988 and prior to the Funding Date of a Facility as a proposed regulation is published in the Federal Register after such Funding Date as a temporary or
                 ----------------
final regulation, which (in any such event (1) through (5)) is inconsistent with the Tax Assumptions set forth in clauses (c) through (e) of Section 1 of the Tax Indemnity Agreement, then the amounts of Basic Rent and Casualty Value relating to such Facility shall be adjusted by such amounts as shall preserve Net AfterTax Return while minimizing the present value of the portion of Basic Rent attributable to such Facility; provided, however, that in no event will the
                               --------  -------
amounts of Basic Rent and Casualty Value relating to a Facility be adjusted pursuant to clauses (2) or (5) of this subsection 4.1 unless the Owner Participant shall have provided Lessee with timely written notice of the specific section of the proposed legislation or Treasury Regulation, the enactment or promulgation of which would be the basis for adjustment, as required by subsection 2.7 of the Participation Agreement; and provided further, any amendment, modification, deletion or change described in clause (2) of this subsection 4.1 which results in the application of section 55, 56, 57 or 291 of the Code (or any successor provision thereof) to the Owner Participant shall not be treated as inconsistent with the Tax Assumptions set forth in clauses (c) through (e) of Section 1 of the Tax Indemnity Agreement. Except as provided in clauses (2), (3), (4) and (5) of the preceding sentence, the amounts of Basic Rent and Casualty Value shall not be adjusted with respect to a Facility for any Change in Tax Law which is enacted, promulgated or published after the Funding Date with respect to such Facility.

          4.2.  Adjustments for Changes in Certain Assumptions.  In the event
                ----------------------------------------------
that (i) the assumptions set forth in Part I of Schedule 1 to the Participation Agreement prove to be incorrect, (ii) the assumption set forth in Part II of
Schedule 1 to the Participation Agreement proves to be incorrect, (iii) on or prior to the date which is 90 days after the Funding Date with respect to a Facility, the assumption set forth with respect to the allocation of the Purchase Price to Classes in Part III of Schedule 1 to the Participation Agreement proves to be incorrect, (iv) a Funding Date occurs after December 31, 1989, and the yield on treasury notes maturing approximately 84 months after such Funding Date, as reported in The Wall Street Journal dated two
                                               --- ---- ------ -------
Business Days prior to such Funding Date, is other than 8.83%, or (v) the assumption set forth in Part IV of Schedule 1 to the Participation Agreement proves to be incorrect, then the amounts of Basic Rent and Casualty Value relating to the Facility to which such assumptions pertain shall be adjusted from time to time by such amounts as shall preserve Net AfterTax Return while minimizing the present value of the portion of the Basic Rent attributable to such Facility (using a discount rate of 10.75% per annum). In the case of an adjustment made pursuant to clause (iv) above, such adjustment shall be made on the basis of a new net aftertax multiple investment sinking fund yield, which yield shall be (A) the yield originally used by Owner Participant in calculating Basic Rent and Casualty Values as set forth in Annex A and Annex B of Schedule 1 to the Participation Agreement, (B) adjusted, upward or downward as appropriate, to reflect the aftertax change from such 8.83% referred to in such clause (iv).

          4.3.  Adjustments for Alterations.  Upon the occurrence of any payment
                ---------------------------
or financing by Owner Participant and/or Lessor provided for in paragraph (c) of subsection 11.6, the amounts of Basic Rent and Casualty Value relating to such Facility shall be adjusted in such manner as shall preserve Net AfterTax Return, taking into account any additional tax benefits actually realized by Lessor or Owner Participant arising out of the relevant Alterations or the financing thereof, while minimizing the present value of the portion of Basic Rent attributable to such Facility, except that, if Owner Participant is making any additional investment in connection therewith, such adjustment shall be made in such manner as shall be acceptable to Lessee and Owner Participant utilizing any pricing assumptions then agreed to by Lessee and Owner Participant with respect to such financing.

          4.4.  Adjustments for Payments under Tax Indemnity Agreement.  If
                ------------------------------------------------------
Lessee pays an indemnity to Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement for any Loss, as therein defined, the amounts of Casualty Value relating to the Facility to which such indemnification pertains shall be appropriately recomputed to reflect such payment.

          4.5.  Adjustments for Refinancing of the Bonds.  In the event that any
                ----------------------------------------
Bonds are refinanced with Refunding Bonds pursuant to Section 18 of the Participation Agreement, the amounts of Basic Rent and Casualty Value relating to both Facilities shall be adjusted by such amounts as shall preserve Net After-Tax Return while minimizing the present value of Basic Rent.

          4.6.  Adjustments to Comply with Revenue Procedure.  Any adjustment of
                --------------------------------------------
Basic Rent pursuant to this Section 4 shall satisfy the requirements of Sections 4.07(1) and (2) and 4.08 of Revenue Procedure 75-28 (provided that the requirements of such Section 4.08 shall be applied on a prospective basis and in a manner which shall minimize the present value of the portion of Basic Rent attributable to the Facility to which such adjustment relates) as in effect on the Permian Basin Funding Date with respect to the Permian Basin Facility, and as in effect on the De Cordova Funding Date with respect to the De Cordova Facility (provided that such requirements in both circumstances shall be subject to, and modified by, if applicable, Changes in Tax Law described in (1) through
(5) of Section 4.1) and shall be consistent with the maintenance of the Investment Percentage (except as otherwise agreed to by Lessor and Owner Participant with respect to additional investments by Owner Participant in accordance with paragraph (c) of subsection 11.6), but in any event, any upward adjustment shall be in an amount not less than the adjustment required to take into account both the circumstances giving rise to such adjustment and the limitations imposed by subsections 4.7 and 4.8 hereof.

          4.7.  Limitations on Adjustments.  Notwithstanding any other provision
                --------------------------
of this Lease or of any other Operative Document, after giving effect to any adjustment referred to in this Section 4, thereafter (a) Casualty Value as of any date shall comply with the provisos to the definition thereof and (b) the amount of Basic Rent payable on each Basic Rent Payment Date shall be at least equal to the aggregate amount of principal of, and accrued and unpaid interest on, the Bonds due and payable on such Basic Rent Payment Date.

          4.8.  Preservation of Net After-Tax Return.  Whenever adjustments to
                ------------------------------------
Basic Rent and Casualty Value are to be made to preserve Net After-Tax Return, such adjustments shall be made in such manner that (a) each Component of Net After-Tax Return, as recomputed taking into consideration the circumstances which mandate such adjustments, is at least as great as when originally computed and (b) at least one Component of Net After-Tax Return, as so recomputed, is equal to the amount of such Component as originally computed in accordance with the assumptions specified in Schedule 1 to the Participation Agreement. In determining the present value of Basic Rent for purposes of this Section 4, a discount rate of 10.75% per annum shall be used, except that, with respect to any adjustment to Basic Rent pursuant to subsection 4.3 (and those portions of Basic Rent previously changed by such adjustments), the discount rate used at the time of the applicable payment or financing shall be utilized.

          4.9.  Timing of Adjustments.  All adjustments to be made under this
                ---------------------
Section 4 shall be made as soon as practicable after the event giving rise to the adjustment and in respect of installments of Basic Rent falling due after such adjustment is made and Casualty Values for dates after such event.

          4.10.  Confirmation of Adjustments.  Subject to subsections 4.6, 4.7
                 ---------------------------
and 4.8, the amount of any adjustment pursuant to this Section 4 shall be determined by Owner Participant, who shall confirm in writing to Lessee that (i) each of the assumptions and methods employed in the original calculation of Basic Rent and Casualty Values (a sealed copy of which shall have been deposited in escrow on the Permian Basin Funding Date with Hunton & Williams) is consistent with the definition of Net After-Tax Return, the assumptions set forth in Schedule 1 to the Participation Agreement and Section 1 of the Tax Indemnity Agreement and (ii) each of the assumptions and methods used in such proposed adjustment is consistent with such original assumptions and methods (as such assumptions have been modified by previous adjustments under this Section
4). Within 30 days after receipt of notice of the amount of such proposed adjustment, Lessee may request that such adjustment and confirmation be verified by a nationally recognized firm of independent certified public accountants, such firm to be selected by Owner Participant and reasonably satisfactory to Lessee. Any contract employing such firm for such verification shall provide that such firm will be required to complete the verification process within 30 days after the date of selection by Owner Participant. In such verification process, such firm shall be given access by Owner Participant to the books, records and computer programs utilized by Owner Participant in calculating such proposed adjustment and the sealed copy of the assumptions and methods employed in the original calculation of Basic Rent and Casualty Values; provided,
                                                               --------
however, that the Owner Participant may require such firm to enter into such
-------
confidentiality agreements with respect to all such information as Owner Participant deems appropriate. Such verification shall be at the expense of Lessee, unless such verified adjustment reduces the present value of the aggregate payments of Basic Rent during the remainder of the Basic Term ("PV Verified") from the present value of the aggregate payments of Basic Rent payable during the remainder of the Basic Term as proposed by Owner Participant ("PV Owner"), and the excess of (i) PV Owner over (ii) PV Verified is in excess of the greater of (i) $5,000 and (ii) 5% of the difference between (A) PV Verified and (B) the present value of the aggregate payments of Basic Rent payable during the remainder of the Basic Term calculated without taking such adjustment into effect, in which case such verification shall be at the expense of Lessor. Such determination by Owner Participant, or, if so requested, such verified adjustment, as the case may be, shall be conclusive and binding. Pending verification, Lessee shall pay Basic Rent or Casualty Value, as the case may be, in accordance with the proposed adjustment and if after such verification process is completed there is a change to the originally proposed schedule of either Basic Rent or

Casualty Values, Lessor shall rebate any overpayment of Basic Rent or Casualty Value, as the be, and the party making the payment shall include interest on the applicable rebate or payment at the Prime Rate from the date of original payment by Lessee to but excluding the date on which such rebate or payment is made.

          4.11.  Further Assurances.  At the time any adjustment is made
                 ------------------
pursuant to this Section 4, the parties hereto agree to enter into an amendment and supplement to the Lease to reflect such adjustment and to enter into such amendments and supplements to the other Operative Documents (including an amendment to Schedule 1 to the Participation Agreement to reflect any assumptions utilized in an adjustment under subsection 4.3) and do such further acts and things as may be reasonably required in order to effectuate such adjustment.

          SECTION 5.  RENEWAL.
                      -------

          5.1.  Renewal.  Unless a Lease Default or Lease Event of Default shall
                -------
have occurred and be continuing at the time of the giving by Lessee of the notice referred to in subsection 5.3 or at the time of the commencement of the relevant Renewal Term, Lessee shall have the right to renew this Lease with respect to either Facility or both Facilities, in Lessee's discretion, (a) at the end of the Basic Term for the Fixed Rental Renewal Term or a Fair Market Rental Renewal Term, (b) at the end of any Fair Market Rental Renewal Term for a Fair Market Rental Renewal Term, and (c) at the end of the Fixed Rental Renewal Term for a Fair Market Rental Renewal Term; provided that (i) no Renewal Term
                                            --------
may extend beyond the term of the Ground Lease, (ii) the Fixed Rental Renewal Term may not follow a Fair Market Rental Renewal Term, (iii) the term of any Fair Market Rental Renewal Term shall be three years or an integral multiple of years in excess of three years, and (iv) a Fair Market Rental Renewal Term may not terminate within the last three years of the term of the Ground Lease except for termination on the termination date for the Ground Lease set forth in
Section 5(c) thereof.

          5.2.  Rent.  All the terms and provisions of this Lease shall be
                ----
applicable during any Renewal Term, except that Lessee shall pay to Lessor as Basic Rent, in arrears, (a) on each Basic Rent Payment Date during the Fixed Rental Renewal Term, an amount equal to 25% of the average of the installments of Basic Rent actually payable during the Basic Term for the Facility or Facilities with respect to which this Lease is being renewed and (b) on each Basic Rent Payment Date during any Fair Market Rental Renewal Term an amount equal to the quarterly installment of the Fair Market Rental Value of the Facility or Facilities with respect to which this Lease is being renewed, as determined in accordance with subsection 5.3.

          5.3.  Notice.  In order to exercise its right to renew this Lease for
                ------
a Renewal Term pursuant to subsection 5.1, Lessee shall notify Lessor, Owner Participant and Indenture Trustee in writing at least 360, but not more than 450, days prior to the expiration date of the Basic Term or Renewal Term then in effect of Lessee's tentative election either (i) to purchase either or both Facilities pursuant to paragraph (a) or (b) of subsection 6.1 or (ii) to renew the Lease for (a) a Fair Market Rental Renewal Term for either or both Facilities (specifying the term of such renewal for each Facility) or (b) the Fixed Rental Renewal Term for either or both Facilities. Promptly after Lessee shall have given such notice of tentative election to renew or purchase, Lessee and Owner Participant shall attempt to agree upon the Fair Market Sale Value and Fair Market Rental Value of each such Facility as of the anticipated date of purchase or renewal and, with respect to any Renewal Term, as of the anticipated date of the end of such Renewal Term. If they shall fail to agree within 30 days after the giving of such notice, such Fair Market Sale Value and Fair Market Rental Value shall be determined by the Appraisal Procedure. At least 270 days prior to the expiration date of the Basic Term or Renewal Term then in effect, Lessee shall give irrevocable notice to Lessor, Owner Participant and Indenture Trustee in writing stating whether Lessee will (i) purchase either Facility pursuant to paragraph (a) or (b) of subsection 6.1, (ii) renew the Lease with respect to either or both Facilities for a Fair Market Rental Renewal Term at a quarterly rental payment, in arrears, equal to the Fair Market Rental Value for such Facility or Facilities determined in accordance with the two immediately preceding sentences, or (iii) renew the Lease with respect to either or both Facilities for the Fixed Rental Renewal Term. Promptly after any such determination and Lessee's irrevocable election to renew, Schedule 2 hereto shall be modified in accordance with the definition of Casualty Value, such modification to be effective on the first day of the applicable Renewal Term. Lessee may, at least 90 days prior to the end of the Basic Term or any Renewal Term then in effect, instruct Lessor to treat an irrevocable notice delivered pursuant to this subsection 5.3 as a notice of election to purchase pursuant to subsection 6.2 hereof, in which case the provisions of Section 6 hereof shall govern such notice. In the event that Lessee fails to give notice of its tentative election to renew pursuant to this subsection 5.3, Lessee shall have no right to renewal (or further renewal, as the case may be) of this Lease, which shall expire at the expiration date of the Basic Term or any Renewal Term then in effect.

          SECTION 6.  PURCHASE OPTIONS.
                      ----------------

          6.1.  Purchase Options.  Lessee shall have the right to purchase
                ----------------
either Facility or both Facilities, in Lessee's discretion:

          (a) on the date of expiration of the Basic Term, at a purchase price equal to the lesser of (i) the Fair Market Sale Value on such date of the Facility or Facilities to be purchased and (ii) the sum of (1) the estimated fair market value of the Facility or Facilities to be purchased as of such date as set forth in the Appraisal and (2) the estimated fair market value as of such date of any Nonseverable Alterations to such Facility or Facilities to be purchased or completed after the date of the Appraisal and financed by an additional investment of Owner Participant in accordance with paragraph (c) of subsection 11.6, as set forth in the appraisal utilized for such financing;

          (b) on the date of expiration of a Renewal Term, at a purchase price equal to the Fair Market Sale Value on such date of the Facility or Facilities which were leased for such Renewal Term; and

          (c) (i) as provided in paragraph 9.2.4(b) of the Participation Agreement, if Owner Participant shall not have waived compliance with paragraph 9.2.4(a) of the Participation Agreement, as provided in paragraph 9.2.4(b)(ii) of the Participation Agreement, or (ii) as provided in clause
     (i) of the second paragraph of subsection 14.2(a), in each case on either of the next two Basic Rent Payment Dates for which Lessee may give timely notice pursuant to subsection 6.2(b), at a purchase price equal to the greater of (a) the sum of the Termination Value applicable on such Basic Rent Payment Date, the premium, if any, on the Bonds then Outstanding and the installment of Basic Rent due on such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and
     (b) the sum of the Fair Market Sale Value of the Facilities on such date, the premium, if any, on the Bonds then Outstanding and the installment of Basic Rent due on such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance); provided that, for
                                                       --------
     purposes of this paragraph, Lessee may credit against such purchase price the principal amount of and accrued and unpaid interest on the Bonds then Outstanding so long as the conditions set forth in subsection 6.3 hereof and Section 2.16 of the Indenture have been satisfied.

          If Lessee shall fail to purchase either or both Facilities pursuant to this subsection 6.1, Lessor shall, subject to Section 5 hereof, be free to lease or sell any such Facility not so purchased and its interest in the relevant Support Agreements to any other Person on any terms acceptable to Lessor.

          6.2.  Notice of Election; Manner of Purchase; Transfer After Purchase.
                ---------------------------------------------------------------
(a) In order to exercise its right to purchase a Facility or the Facilities pursuant to paragraph (a) or (b) of subsection 6.1, Lessee shall notify Lessor in writing at least 360, but not more than 450, days prior to the expiration date of the Basic Term or Renewal Term then in effect of Lessee's tentative election to purchase either or both Facilities pursuant to paragraph (a) or (b) of subsection 6.1 (which notice may also contain a tentative election to renew pursuant to subsection 5.3). Promptly after Lessee shall have given such notice of tentative election to purchase or renew, Lessee and Owner Participant shall attempt to agree upon the Fair Market Sale Value and Fair Market Rental Value of each such Facility as of the anticipated date of purchase or renewal. If they fail to agree within 30 days after the giving of such notice, such Fair Market Sale Value and Fair Market Rental Value shall be determined by the Appraisal Procedure. At least 270 days prior to the expiration date of the Basic Term or Renewal Term then in effect, Lessee shall give irrevocable notice to Lessor, Owner Participant and Indenture Trustee in writing stating whether Lessee will purchase either Facility pursuant to paragraph (a) or (b) of subsection 6.1. Lessee may, at least 270 days prior to the end of the Basic Term or any Renewal Term then in effect, instruct Lessor to treat an irrevocable notice delivered pursuant to this paragraph (a) of subsection 6.2 as a notice of election to renew pursuant to subsection 5.3, in which case the provisions of Section 5 shall govern such notice. In the event that Lessee fails to give notice of its tentative election to purchase pursuant to this paragraph (a) of subsection 6.2, Lessee shall have no right to purchase pursuant to paragraph (a) or (b) of subsection 6.1.

          (b) In order to exercise its right to purchase the Facilities pursuant to paragraph (c) of subsection 6.1, Lessee shall notify Lessor, Owner Participant and Indenture Trustee in writing at least 45, but not more than 180, days prior to the anticipated date of purchase of Lessee's tentative election to purchase the Facilities pursuant to paragraph (c) of subsection 6.1. Promptly after Lessee shall have given such notice of tentative election so to purchase, Lessee and Owner Participant shall attempt to agree upon the Fair Market Sale Value of the Facilities as of the anticipated date of purchase. If they shall fail to agree within 15 days after the giving of such notice, such Fair Market Sale Value shall be determined by the Appraisal Procedure. At least 45 days prior to the date of purchase, Lessee shall give irrevocable notice to Lessor, Owner Participant and Indenture Trustee in writing stating whether Lessee will purchase pursuant to paragraph (c) of subsection 6.1. In the event that Lessee fails to give notice of its tentative election to purchase pursuant to this paragraph (b) of subsection 6.2, Lessee shall have no right to purchase pursuant to paragraph (c) of subsection 6.1.

          (c) Lessee shall pay, simultaneously with payment of such purchase price, whether pursuant to paragraph (a), (b) or (c) of subsection 6.1, all amounts of Rent due (excluding any amount of Basic Rent due on such date which would represent a payment in advance), whereupon Lessor shall Transfer the Facility or Facilities subject to purchase to Lessee and this Lease shall terminate.

          6.3.  Assumption of Obligations.  Notwithstanding the foregoing
                -------------------------
provisions of this Section 6, in the event of a purchase by Lessee of the Facilities as provided in paragraph (c) of subsection 6.1, if, in connection with such purchase, an assumption agreement shall have been duly executed and delivered as permitted by and in accordance with Section 2.16 of the Indenture, the obligation of Lessee to pay the purchase price for the Facilities shall be satisfied by such assumption of the Bonds to the extent of the principal amount of and accrued and unpaid interest to the date of purchase on the Bonds so assumed and not otherwise due on the date of payment of such purchase price.

          SECTION 7.  EARLY TERMINATION.
                      -----------------

          7.1.  Decision.  If at any time the Board of Directors of Lessee shall
                --------
have reasonably determined that the Facilities are obsolete, surplus or uneconomic for Lessee's purposes and will no longer be used by Lessee, then Lessee may elect to terminate this Lease in accordance with this Section 7 on any Basic Rent Payment Date which occurs on or after the seventh anniversary of the Basic Lease Commencement Date and during the Basic Term.

          7.2.  Notice of Election.  To exercise its right to terminate the
                ------------------
Lease as provided in subsection 7.1, Lessee shall provide Lessor and Indenture Trustee with irrevocable notice in writing at least 180 days prior to the Basic Rent Payment Date as of which Lessee elects to terminate the Lease ("Termination
                                                                     -----------
Date"), such notice to include (a) the Termination Date, (b) a certified copy of
----
a resolution of Lessee's Board of Directors authorizing such termination and setting forth the determinations specified in subsection 7.1, (c) the Termination Value as of the Termination Date and (d) whether Lessee intends to purchase the Facilities subject to the Lease pursuant to subsection 7.3(c).

          7.3.  Sale of Facilities.  (a)  Subject to paragraph (b) and (c) of
                ------------------
this subsection 7.3, following such notice of termination, Lessee shall, as agent for Lessor, use its best efforts to obtain bids from Persons (which Persons may be Owner

Participant or a Person proposed by Owner Participant) not Affiliates of Lessee for the cash purchase of the Facilities on the Termination Date. In the event that Lessee shall have obtained any such bids from any such Person, Lessor shall sell the Facilities to the Person which shall have submitted the highest bid for a purchase price payable all in immediately available funds at the closing of title, which shall occur on the Termination Date. Upon payment to Lessor of the purchase price in immediately available funds (and all other amounts due pursuant to subsection 7.4), on the Termination Date Lessor shall Transfer the Facilities to such Person free and clear of this Lease, which shall terminate, subject to subsection 21.2, concurrently with such Transfer.

          (b) Unless Lessee shall have elected to acquire the Facilities pursuant to 7.3(c), Lessor may elect to retain rather than sell the Facilities by giving notice to Lessee and Indenture Trustee no later than 60 days prior to the Termination Date. It shall be a condition precedent to Lessor's right to retain the Facilities that on or prior to the Termination Date Lessor shall have
(a) paid to Indenture Trustee the principal of, premium, if any, and accrued and unpaid interest on the Bonds then Outstanding to the date of payment or (b) caused the Bonds to be deemed to have been paid in accordance with Section 3.01 of the Indenture. If Lessor elects to retain the Facilities pursuant to this paragraph, (i) Lessee shall pay to Lessor on the Termination Date any Basic Rent and other Rent due on or prior to such date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and any premium payable on any Bond then Outstanding, but shall not be required to pay Casualty Value pursuant to subsection 7.4, and (ii) Lessor shall deliver to Lessee on the Termination Date such instruments as Lessee shall reasonably request to evidence the termination of this Lease.

          (c) In the event that no purchaser of the Facilities is found pursuant to paragraph (a) or (b) of this subsection 7.3 or in the event that Lessee's notice pursuant to subsection 7.2 shall have stated that Lessee intended to purchase the Facilities pursuant to this clause (c), then, the Lease shall terminate on the Termination Date and Lessee shall pay to Lessor on the Termination Date the higher of the Fair Market Sales Value of the Facilities as determined in accordance with the Appraisal Procedure and the Termination Value in effect on the Termination Date and Lessor shall Transfer the Facilities to Lessee; provided, however, that Lessee shall not directly or indirectly use or
        --------  -------
operate the Facilities for its own account for a period of five years, commencing on the Termination Date, except upon the prior payment to Owner Participant of $25 million. If Lessee has so acquired the Facilities, within 30 days after each of the first five anniversary dates of the Termination Date, Lessee shall deliver to Owner Participant an Officers' Certificate of

Lessee stating that Lessee has not directly or indirectly used or operated such Facilities during the preceding year.

          7.4.  Termination Payment.  As a condition to the Transfer described
                -------------------
in paragraph (a) of subsection 7.3 and as a condition to termination of this Lease pursuant to paragraph (a) of subsection 7.3, Lessee shall pay on the Termination Date to Lessor, in immediately available funds, an amount equal to the excess, if any, of (i) the aggregate of the Termination Value in effect on the Termination Date, over (ii) the purchase price actually paid to Lessor by the purchaser, after deduction therefrom of all reasonable costs, expenses and fees whatsoever payable by Lessor, as seller, and all reasonable fees and expenses including, without limitation, attorneys' fees incurred by Lessor or Owner Participant in connection with such purchase and sale. As a condition to the Transfer described in paragraph (a) or (c) of subsection 7.3 and as a condition to termination of this Lease pursuant to paragraph (a) or (c) of subsection 7.3, Lessee shall pay on the Termination Date to Lessor, in immediately available funds, all other sums then due and owing by Lessee to Lessor under any of the Operative Documents, including but not limited to all Rent due through the Termination Date (excluding any amount of Basic Rent due on such date which would represent a payment in advance) and any premium on any Outstanding Bond and all other sums due under the Bonds (without duplication) and, in the case of a Transfer described in paragraph (c) of subsection 7.3, the amount required in such paragraph (c) to be paid on the Termination Date.

          7.5.  No Obligation.  Nothing contained in this Section 7 shall be
                -------------
construed to impose upon Lessor any obligation to offer the Facilities for sale or to take any action to induce any Person to purchase the Facilities. Lessor shall cooperate with Lessee in obtaining a purchaser with respect to the Facilities, but such cooperation shall not extend beyond execution of documents required to give effect to such sale. Such documents shall be in form and substance reasonably satisfactory to Lessor and Owner Participant and shall provide that neither Lessor nor Owner Participant shall have any liability to the purchaser thereunder for failure to perform any obligation thereunder. Any contract of purchase and sale executed pursuant to subsection 7.3(a) shall provide that Lessor shall have no obligation to effect any Transfer to the purchaser until Lessee's termination payment provided in subsection 7.4 shall have been paid.

          SECTION 8.  RETURN OF FACILITIES.
                      --------------------

          8.1.  Return of Facilities.  Unless the Facilities shall have been
                --------------------
Transferred to Lessee pursuant to this Lease, Lessee, at its own expense, shall return the Facilities to Lessor or to any transferee or assignee of Lessor on the Lease Termination Date by surrendering the same to Lessor or such transferee or assignee in the condition required by Section 11, free and clear of all Liens other than Permitted Project Liens and the Liens described in clauses (a) (excluding the rights and interest of Lessee in the Operative Documents) and (b) of the definition of Permitted Interest Liens. The obligations of Lessee under this subsection 8.1 shall survive the termination of this Lease.

          8.2.  Cooperation.  If Lessee shall not have exercised its option to
                -----------
renew or purchase as provided in Section 5 or 6, respectively, during the last 270 days of the Lease Term, Lessee shall cooperate fully (including cooperating in seeking and acquiring any necessary Governmental Action) with Lessor and Owner Participant in connection with efforts to lease or dispose of the Leased Assets.

          SECTION 9.  QUIET ENJOYMENT; DISCLAIMER OF WARRANTIES.
                      -----------------------------------------

          9.1.  Quiet Enjoyment.  Subject to Section 20 hereof, so long as no
                ---------------
Lease Event of Default shall have occurred and be continuing, Lessee shall be entitled to the quiet enjoyment of the benefits of the Leased Assets.

          9.2.  Disclaimer of Warranties.  The warranty set forth in subsection
                ------------------------
9.1 is in lieu of all other representations or warranties of Lessor or Owner Participant, whether written, oral or implied, with respect to this Lease, the Support Agreements, the Leased Assets or any part thereof. As between Lessor and Lessee, execution by Lessee of this Lease and the Certificate of Acceptance shall be conclusive proof of the compliance of the Facilities with all requirements of this Lease, and LESSOR LEASES AND LESSEE TAKES THE LEASED ASSETS AND EACH PART THEREOF AS IS, and Lessor shall not be deemed to have made, and LESSOR HEREBY DISCLAIMS, any other representation or warranty, either express or implied, as to any matter whatsoever, including without limitation THE DESIGN OR CONDITION of the Leased Assets or any part thereof, THE MERCHANTABILITY THEREOF
                                                        ---------------
OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, title to the Leased Assets or
       -------
any part thereof, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, nor shall Lessor be liable for incidental or consequential damages (including liability in tort, strict or otherwise), it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. The provisions of this subsection 9.2 have been negotiated, and, except as provided in subsection 9.1 hereof and Sections 5 and 6 of the Participation Agreement, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by Lessor or Owner Participant, express or implied, with respect to this Lease, the Support Agreements, the Leased Assets or any part thereof that may arise pursuant to any law now or hereafter in effect or otherwise. Nothing contained in this subsection 9.2 shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier or installer.

          SECTION 10.  LIENS.
                       -----

          Except as permitted by subsection 11.5, Lessee has no right to, and will not, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Facilities, title thereto or any interest therein, or the Trust Estate or the Indenture Estate, or any asset included in any thereof, other than Permitted Interest Liens and Permitted Project Liens, and Lessee will, within 30 days of the incurrence of such Lien, at its own expense, take such actions as may be necessary duly to discharge any such Lien. Lessee will, promptly upon obtaining knowledge thereof, give Owner Participant, Lessor and Indenture Trustee notice of any Lien which Lessee is obligated to discharge pursuant to this Section 10.

          SECTION 11.  OPERATION AND MAINTENANCE;
                       INSPECTION; REPLACEMENTS AND
                       ALTERATIONS; IDENTIFICATION.
                       ---------------------------

          11.1.  Operation and Maintenance.  Lessee covenants to cause, without
                 -------------------------
cost or expense to Lessor, (a) the Facilities to be maintained in accordance with Prudent Utility Practice, taking into account the operational characteristics of the Facilities and manufacturers' recommended maintenance practices and standards, and not to discriminate between the Facilities and other facilities of a similar size and nature owned, operated or leased by it,
(b) all necessary or useful Components of the Facilities, to be operated, serviced, maintained and repaired and all necessary or useful Components thereof to be replaced so that the condition and operating efficiency of the Facilities will be maintained and preserved, in all material respects in accordance with
(i) Prudent Utility Practice and Lessee's normal maintenance practice for other facilities of a similar size and nature owned, operated or leased by it, taking into account the operational characteristics of the Facilities and manufacturers' recommended maintenance practices and standards, and (ii) the terms and conditions of any insurance policy maintained pursuant to Section 13 in effect from time to time with respect thereto and (iii) in such a manner so as not to invalidate any material contractor's or manufacturer's warranties in effect with respect thereto, (c) all applicable Governmental Rules and Governmental Actions affecting the Facilities, or the use, operation or maintenance thereof to be complied with; provided, however, that Lessee shall
                                         --------  -------
not be obligated so to exercise such rights, powers, elections and options to cause compliance with any Governmental Rule or Governmental Action (i) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (ii) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action, (iii) if good faith efforts and appropriate steps are being taken to comply, or (iv) if failure of compliance would result in no material adverse consequences to Lessor, Indenture Trustee, Lessee or Owner Participant, so long as in each of (i) through (iv) above such
                             ----------
failure of compliance cannot result in any material danger of the sale, forfeiture or loss of any part of the Leased Assets or subject any of the foregoing to any Lien, other than Permitted Interest Liens or Permitted Project Liens, or materially interfere with the operation or use or disposition of any of the foregoing, or the Trust Estate or the Indenture Estate, or any part thereof, title thereto or any interest therein, or the payment of Rent, or subject any Indemnitee to burdensome regulation as a Texas Public Utility, an "electric utility" or a "public utility holding company" or other electric public utility or any Affiliate of any of the foregoing, and (d) proper books and records relating to all services rendered and all funds expended for operation, maintenance, repair and replacement of the Facilities and the acquisition, construction or installation of all Components and Alterations, to be kept and maintained, all in accordance with GAAP and customary practices in the electric utility industry. Except as set forth in subsection 11.4, Lessee further covenants that it will not make any modification to a Facility which diminishes the Useful Life or the fair market value thereof or causes such Facility to become "limited use property", within the meaning of Revenue Procedure 76-30, as interpreted as of the date of such modification. Lessor shall have no obligation to maintain, alter, repair, rebuild or replace a Facility or any part thereof, and Lessee expressly waives (to the extent legally permitted to do so) the right to perform any such action at the expense of Lessor pursuant to any law at any time in effect.

          11.2.  Inspection and Reports.  Lessor, Owner Participant or Indenture
                 ----------------------
Trustee, each acting through not more than two representatives at any time, and, if no Lease Default or Lease Event of Default shall have occurred and be continuing, accompanied by a representative of Lessee, during normal business hours, may inspect, at their own expense, the Facilities or any part thereof and the books and records of Lessee relative to the operation thereof and make copies and extracts therefrom, but only if, unless a Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have been provided with 48 hours' prior notice of such inspection. Any such representative shall comply with all applicable site rules and regulations.
Such inspecting party may discuss the results of such inspection with Lessee's officers. Lessee shall, as promptly as practicable, furnish to Lessor, Owner Participant and Indenture Trustee statements accurate in all material respects regarding the condition and state of repair of the Facilities as may be reasonably requested from time to time. None of Lessor, Owner Participant or Indenture Trustee shall have any duty to make any such inspection or inquiry and shall not incur any liability or obligation, nor waive any rights hereunder or under any of the other Operative Documents, by reason of not making any such inspection or inquiry. Lessee shall cause to be prepared and filed in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare and deliver to Lessor within a reasonable time prior to the date for filing, any material reports with respect to the condition or operation of the Facilities that shall be required to be filed by any Governmental Rule or Governmental Action.

          11.3.  Replacement of Components.  Except after the occurrence of an
                 -------------------------
Event of Loss described in clauses (a) through (d) and (f) of the definition thereof, without expense to Lessor, Lessee shall cause any necessary or useful Component which from time to time fails to function in accordance with its intended use, or becomes worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever to be repaired or replaced promptly. In addition, in the ordinary course of maintenance, service, repair or testing, any Component may be removed, but Lessee shall cause such Component to be replaced (unless such Component is obsolete and not necessary for the operation of the Facility from which it was removed) by a replacement Component as promptly as practicable and Lessee shall be entitled to retain the amount of the net proceeds of any sale or disposition of any such removed Component. Lessee shall cause all replacement Components to be free and clear of all Liens, except Permitted Interest Liens and Permitted Project Liens, and to be in as good operating condition as, and to have a value, utility and useful life at least equal to, the Components replaced, assuming such replaced Components were in at least the condition and repair required to be maintained hereunder. Each Component at any time removed from a Facility shall remain the property of the Lessor no matter where located, until such time as such Component shall be replaced by a replacement Component which has been incorporated in such Facility which meets the requirements for replacement Components specified above. Immediately upon any replacement Component becoming incorporated in a Facility, without further act, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, (i) Lessor and Indenture Trustee shall release their interests in the removed Component, (ii) title to such replacement Component thereupon shall vest in Lessor and be subject to the Lien of the Indenture and (iii) such replacement Component shall become subject to this Lease and be deemed a part of such Facility for all purposes hereof to the same extent as the Component originally incorporated in such Facility. Prior to or on the date of installation of any replacement Component, Lessee, if requested by Lessor, at no expense to Lessor, shall (A) cause to be furnished to Lessor a bill of sale, or certified copy of the same, in form and substance satisfactory to Lessor and Indenture Trustee, conveying title to such replacement Component to Lessor free and clear of all Liens except Permitted Interest Liens and Permitted Project Liens and (B) cause to be furnished to Lessor and Indenture Trustee, such evidence of Lessor's and Indenture Trustee's title to, and the condition of, such replacement Component as Lessor or Indenture Trustee may request.

          11.4.  Required Alterations.  Lessee shall cause all Severable and
                 --------------------
Nonseverable Alterations to be made as may be required from time to time to meet in all material respects the requirements of clause (c) of subsection 11.1 and
Section 13 of this Agreement. Lessee shall use its best efforts to cause all such Alterations to be completed in a good and workmanlike manner, with reasonable dispatch. Except as provided in the Tax Indemnity Agreement, Lessee shall have no responsibility to Lessor for any decrease in the fair market value of the Facilities, any reduction in the Useful Life or any characterization of the Facilities as "limited use property," within the meaning of Revenue Procedure 76-30, as of the date of such modification, resulting from any such required Alterations.

          11.5.  Title to Alterations and Components; Purchase or Lease Option
                 -------------------------------------------------------------
for Severable Alterations.  (a)  Title to Severable Alterations whose cost is
-------------------------
paid by Lessee pursuant to paragraph (a) of subsection 11.6 shall vest in Lessee and not in Lessor, subject to this subsection 11.5. Lessee may place a Lien upon its interest in such Severable Alterations.

          (b) Title to all Components and Nonseverable Alterations shall vest in Lessor. At the request of Lessor, Lessee shall execute and deliver to Lessor a Certificate of Acceptance with respect to each Nonseverable Alteration and Component.

          (c) Provided that Lessee has not exercised its option to purchase a Facility pursuant to Section 6, Lessor shall have the option to purchase or lease any Severable Alteration on the last day of the Lease Term for such Facility at (i) a price determined in accordance with subsection 11.5(d), or
(ii) a purchase or lease price equal to the Fair Market Sale Value or the Fair Market Rental Value, as the case may be, of such Severable Alteration. Such option shall be exercised by written notice to such effect from Lessor to Lessee which, to be effective, shall be received by Lessee at least 30 days prior to expiration of the Lease Term. Lessor and Lessee shall attempt to agree upon the Fair Market Sale Value or the Fair Market Rental Value, as the case may be, of any such Severable Alteration as of the expiration of the Lease Term. If they shall fail to agree within 15 days after such written notice, such Fair Market Sale Value or Fair Market Rental Value, as the case may be, of any such Severable Alteration shall be determined by the Appraisal Procedure. If Lessor shall have exercised such option, Lessee shall cause any such Severable Alteration to be released from the Lien of the Existing Mortgages on or prior to the last day of the Lease Term. If Lessor shall have exercised its option to purchase any Severable Alteration pursuant to this paragraph (c) of subsection 11.5, Lessee, if requested by Lessor, at no expense to Lessor, shall (A) cause to be furnished to Lessor a bill of sale, or certified copy of the same, in form and substance reasonably satisfactory to Lessor, conveying title to any such Severable Alteration, free and clear of all Liens except Permitted Interest Liens and Permitted Project Liens, and (B) cause to be furnished to Lessor and Indenture Trustee such evidence of Lessor's and Indenture Trustee's title to, and the condition of, any such Severable Alteration as Lessor or Indenture Trustee may reasonably request. If Lessor shall have exercised its option to lease any Severable Alteration pursuant to this paragraph (c) of subsection 11.5, Lessee and Lessor shall execute and deliver lease agreements therefor in form and substance satisfactory to Lessee and Lessor.

          (d) In the case of any Principal Severable Alterations for which an appraisal shall have been obtained pursuant to subsection 11.7(b), if the last day of the Lease Term shall be a date with respect to which such appraisal was obtained, the purchase or lease price of any Principal Severable Alterations may, at Lessor's option, be the estimated Fair Market Sale Value or the Fair Market Rental Value as set forth in such appraisal for such date together with the Fair Market Sale Value or Fair Market Rental Value, as the case may be, of any Nonseverable Alteration to such Severable Alteration provided that, in the case of any lease of such Severable Alteration, such lease shall be consistent with the assumptions with respect thereto utilized in such appraisal.

          11.6.  Payment for Alterations and Components.  (a)  The cost of all
                 --------------------------------------
Severable Alterations shall be paid by Lessee.

          (b) Subject to the provisions of paragraph (c), the Nonseverable Alteration Cost of all Nonseverable Alterations and Components shall be paid by Lessee.

          (c) If Lessee desires financing for the Nonseverable Alteration Cost of any Nonseverable Alteration, Lessee shall notify Lessor, Owner Participant and Indenture Trustee in writing at least 90 days prior to the date of such proposed financing. As set forth in Section 17 of the Participation Agreement, upon receipt of such notice, Owner Participant shall negotiate with Lessee in good faith to participate in the financing (in combination with the issuance by Owner Trustee of additional Bonds) of the Nonseverable Alteration Cost of such Nonseverable Alteration by making an additional equity investment in such amount as, in its sole discretion, it shall determine at the then prevailing rates for leases of similar assets and term with lessees of comparable credit. If Owner Participant shall desire to participate in the financing of the Nonseverable Alteration Cost of such Nonseverable Alteration, which decision shall be in the sole discretion of Owner Participant, Owner Participant shall advise Lessee of its desire to participate in such financing as well as the amount of its proposed participation within 60 days after its receipt of the notice from Lessee referred to in the first sentence of this paragraph (c). If Owner Participant declines to participate in the financing of such Nonseverable Alteration, and if no Lease Default or Lease Event of Default shall have occurred and be continuing, Owner Participant agrees upon request of Lessee to cause Owner Trustee to effect the financing of the Nonseverable Alteration Cost of such Nonseverable Alteration through the issuance and sale of additional Bonds, subject to the restrictions set forth in Section 2.15 of the Indenture, and provided that purchasers for the Bonds (other than any Person affiliated with Lessee within the meaning of Section 318 of the Code) issued in connection with such financing may be found (such financing being herein called a

"Supplemental Alteration Financing"); provided, however, that (i) the amount of
----------------------------------    --------  -------
any such Supplemental Alteration Financing shall not exceed 85% of the Nonseverable Alteration Cost of such Nonseverable Alteration; (ii) the Lien of the Indenture securing payment of the Bonds issued in connection with such Supplemental Alteration Financing shall be a first Lien on the Leased Assets subject only to Permitted Interest Liens and Permitted Project Liens; (iii) Basic Rent and Casualty Value shall have been adjusted as provided in subsection 4.3; (iv) any Bonds issued in connection with such Supplemental Alteration Financing shall not have maturities in excess of the remaining Lease Term; (v) on the date on which any Bonds are issued in connection with such Supplemental Alteration Financing, Lessee has Outstanding senior secured long-term debt securities rated by both Moody's Investors Services, Inc. and Standard & Poor's Corporation (or any other nationally recognized securities rating agency if such agencies shall no longer rate securities) in any investment grade rating category (or, so rated by only one such agency if the other such agency does not rate such securities) and (unless Owner Participant shall have consented thereto) neither such agency has publicly announced that it is reviewing such rating for a possible reduction thereof, provided, however, that in the event
                                         --------  -------
that either such agency has publicly announced that it is reviewing such rating for a possible reduction thereof, Owner Participant, upon Lessee's request, shall review Lessee's financial condition and other relevant circumstances and conditions and shall not withhold the consent provided for in this clause (v) if Owner Participant, in its sole discretion (so long as such discretion is exercised in good faith), shall not consider it likely that, as a result of such agency's review, such agency shall reduce such rating below the lowest investment grade rating category; (vi) Lessee shall be obligated to reimburse Lessor, Indenture Trustee and on an After-Tax Basis, Owner Participant, for all out-of-pocket costs incurred by any such party in connection with such Supplemental Alteration Financing; and (vii) Owner Participant shall have received (a) a satisfactory opinion of independent counsel, selected by Owner Participant and reasonably acceptable to Lessee, that such proposed Supplemental Alteration Financing will not result in a material risk of adverse legal consequences to Owner Participant (including, without limitation, adverse tax consequences other than with respect to taxes indemnified as a result of any Nonseverable Alteration) or (b) an indemnity from Lessee satisfactory to Owner Participant with respect to any such adverse consequences.

          11.7.  Reports of Alterations and Components.  (a)  On or before
                 -------------------------------------
February 15 of each year until the Lessor Possession Date, commencing February 15, 1990, and 270 days before a scheduled Lessor Possession Date, Lessee shall deliver to each of Lessor, Owner Participant and Indenture Trustee an Officers' Certificate describing separately and in sufficient detail to enable Lessor and Owner Participant to prepare their income tax returns taking into account all credits and deductions to which they might be entitled in connection with such Alterations and Components, each Alteration or group of Alterations or Component or group of Components which shall have been made or installed, as the case may be, during the period from the date hereof to the date of such report, in the case of the first such report, or during the period from the last previous report to the date of such Officers' Certificate, in the case of all subsequent Officers' Certificates, or stating that no such Alteration or group of Alterations or Component or group of Components was made or installed, as the case may be, during the period to which such Officers' Certificate relates.
Each such report shall indicate the actual cost of such Alterations and Components, the details with respect to any arrangement for the financing thereof and the Person who holds title thereto in accordance with the provisions of subsections 11.5 and 11.6 and shall identify any Principal Severable Alterations completed during the period covered by such report.

          (b) Within 90 days after receipt of any such report pursuant to subsection 11.7(a), Owner Participant may request Lessee to provide an appraisal setting forth the estimated Fair Market Sale Value and the estimated Fair Market Rental Value as of the end of the Basic Term and as of such other dates as are requested by Owner Participant with respect to the Principal Severable Alterations described in such report; provided that Owner Participant shall have undertaken in such request to reimburse Lessee's reasonable costs and expenses in obtaining such an appraisal. Such an appraisal shall determine such estimated values by assuming that the Lease Term shall end on the last day of the Basic Term or such other requested dates, as the case may be, and that, in the case of any lease of any Severable Alteration, such lease would be for a term commencing on the day next succeeding the last day of the Basic Term or such other requested dates, as the case may be, and end on the earlier of (i) the end of the useful life of such Severable Alteration or (ii) July 1, 2031 and that the obligations of Lessor under such lease would be the same, in all material respects, as Lessee's obligations hereunder.

          11.8.  Identification.  At all times until expiration or earlier
                 --------------
termination of the Lease, Lessee shall maintain at each Site and on each Facility conspicuous markings bearing the inscription "PROPERTY OF THE CONNECTICUT NATIONAL BANK, OWNER TRUSTEE, LESSOR" and, so long as the Leased Assets shall constitute part of the Indenture Estate, the inscription "AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS INDENTURE TRUSTEE, SECURED PARTY," in letters not less than two inches in height. Except as above provided or as otherwise directed by Lessor, Owner Participant, and (so long as the Bonds are Outstanding) Indenture Trustee, Lessee shall prevent the name of any Person other than that of Lessee from being placed on any part of the Facilities as a designation that reasonably might be interpreted as a claim of ownership or right to possession or use thereof.

          11.9.  Manuals, Logs, Plans and Specifications.  Lessee shall cause
                 ---------------------------------------
manuals and logs relating to each Facility, maintenance and repair reports in sufficient detail to indicate the nature and date of major maintenance and other work done on or with respect to each Facility and a set of the plans and specifications showing each Facility as built and as modified by all significant Alterations to be kept on file, such manuals, logs, reports and plans and specifications to be made available to Lessor, Owner Participant and Indenture Trustee upon reasonable request. Unless a Facility shall have been Transferred to Lessee pursuant to this Lease, on the Lease Termination Date for such Facility Lessee shall cause to be delivered to Lessor a set, current as of the Lease Termination Date, to the extent the same are reasonably available to Lessee, of all such manuals, logs, reports and plans and specifications with respect to such Facility. Manuals, logs and reports may be destroyed in accordance with the normal course of Lessee's record retention program; provided, however, that, during the last 180 days of the Lease Term if Lessee
--------  -------
shall not have exercised an option to purchase a Facility or renew this Lease for such Facility at the end of such 180 days, Lessee shall not destroy any material manuals, logs or reports available to Lessee of any type then designated by Lessor for retention and delivery to Lessor on the Lease Termination Date for such Facility.

          11.10.  Regulation.  Except to the extent required by law, Lessee will
                  ----------
not take any action or omit to take any action as a result of which Owner Participant or Owner Trustee would become (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "subsidiary company" or "holding company" or "public utility" within the meaning of the Holding Company Act or subject to regulation under the Holding Company Act or subject to the jurisdiction, control or regulation of the Commission thereunder;
(ii) a "public utility" within the meaning of the Federal Power Act or subject to regulation under the Federal Power Act or subject to the jurisdiction, control or regulation of the Federal Energy Regulation Commission thereunder;
(iii) a Texas Public Utility subject to regulation as such under any public utility regulatory law of the State of Texas; or subject to the jurisdiction, control or regulation of the PUC as a Texas Public Utility; or (iv) subject to regulation by any other Governmental Authority or under any other Governmental Rules or Governmental Actions relating to electric public utilities or the production, sale or transmission of energy.

          11.11.  Personal Property.  Lessee and Lessor agree for purposes of
                  -----------------
this Lease that each Facility and every part thereof shall be considered as personal and not real property. Lessor and Lessee agree that each Facility and every part thereof are severed from any real property and, even if physically attached to any real property, it is the express intention of Lessor and Lessee that each Facility and every part thereof (i) shall retain the character of personal property, (ii) shall be removable, (iii) shall be treated as personal property with respect to the rights of all Persons whomsoever, (iv) shall not become part of any real property, and (v) by virtue of their nature as personal property, shall not be affected in any way by any instrument dealing with any real property. Notwithstanding the foregoing, if either Facility or any part thereof shall be deemed to be real property, then this Lease shall be deemed to be two separate leases, one of Lessor's interest in that portion of such Facility as shall be deemed to constitute real property, and one of Lessor's interest in the remainder of such Facility. In no event shall the ownership of either Facility be merged with the ownership of the Site with respect to such Facility or the leasehold estate created in such Site without the express written agreement of Lessee and Lessor.

          SECTION 12.  EVENTS OF LOSS.
                       --------------

          12.1.  Notice of Damage or Loss.  If there shall occur an Event of
                 ------------------------
Loss with respect to a Facility, such fact shall be reported promptly by Lessee to Lessor, each Participant and Indenture Trustee (except that, with respect to an Event of Loss described in clause (e) of the definition thereof, the notice shall be from Owner Trustee or Owner Participant, as the case may be, to each such other party and to Lessee). With respect to an Event of Loss described in clause (c) of the definition thereof, Owner Participant may give notice to Lessee, Indenture Trustee and Lessor prior to the date that notice of the prepayment of the Bonds resulting from such Event of Loss shall have been given to the Bondholders that the event giving rise to such Event of Loss shall be deemed not to constitute an Event of Loss. Upon the giving of such notice, such Event of Loss shall be deemed not to have occurred.

          12.2.  Payment of Casualty Value, etc.  If an Event of Loss with
                 -------------------------------
respect to a Facility shall occur, Lessee shall pay to Lessor (subject to subsection 15.2) as compensation for such Event of Loss the Casualty Value for such Facility hereinafter specified. From the date of the Event of Loss to and including the date of payment of such Casualty Value, all Rent shall continue to be paid when due (excluding, however, any amount of Basic Rent due on the date of payment of Casualty Value which would represent a payment in advance). Such Casualty Value shall be paid on the Basic Lease Commencement Date or the Basic Rent Payment Date next succeeding the occurrence of the Event of Loss, unless the Event of Loss shall have occurred less than 45 days prior to such date, in which case such Casualty Value shall be determined as of and paid on the Basic Rent Payment Date next succeeding the occurrence of such Basic Lease Commencement Date or Basic Rent Payment Date. Lessee shall pay, simultaneously with such payment of such Casualty Value, any and all Rent due through and including the date of such payment (excluding, however, any amount of Basic Rent due on the date of payment of Casualty Value which would represent a payment in advance) and all other sums due and owing from Lessee to Lessor under the Operative Documents, whereupon (a) the Lease shall terminate with respect to the Facility suffering such Event of Loss and the obligations of Lessee hereunder with respect to such Facility (other than the obligation to pay Supplemental Rent and any obligation expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment and (b) upon payment of all sums then due and owing by Lessee to Lessor under any of the Operative Documents and the premium, if any, on the Bonds then Outstanding, Lessor shall Transfer the Facility subject to such Event of Loss to Lessee or as Lessee shall direct, free and clear of the Lien of the Indenture. Notwithstanding the foregoing provisions of this subsection 12.2, in the case of an Event of Loss specified in clause (e) of the definition thereof, if Lessee shall have duly executed and delivered the assumption agreement as permitted by and in accordance with
Section 2.16 of the Indenture, the obligation of Lessee to pay Casualty Value shall be reduced by the principal amount of the Outstanding Bonds so assumed and not otherwise due on the date of such payment (after payment of all Basic Rent designated to be a payment in arrears due on such date and application thereof in accordance with the Indenture, and assuming that all amounts of Rent (other than amounts of Supplemental Rent which constitute Excepted Payments) due prior to such date have been paid and so applied).

          12.3.  Application of Other Payments on an Event of Loss.  Any
                 -------------------------------------------------
payments with respect to a Facility received at any time by Lessor, Indenture Trustee or Lessee from any Governmental Authority or other Person (except Lessee) as a result of the occurrence of an Event of Loss with respect to such Facility shall be applied as follows:

          (a) unless a Lease Default or Lease Event of Default shall have occurred and be continuing, so much of such payments as shall not exceed the Casualty Value for such Facility required to be paid by Lessee pursuant to subsection 12.2 shall be applied in reduction of Lessee's obligation to pay the amount of Casualty Value for such Facility if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount and for interest on such amount from the date of payment by Lessee to but excluding the date of such reimbursement, to be paid in arrears on such date of reimbursement, at a rate which shall be imputed, by linear interpolation, from the yields of those United States Treasury securities having maturities as close as practicable corresponding to the period from the date of Lessee's payment to the date Lessee is reimbursed. The yields of such United States Treasury securities shall be determined as of the date of Lessee's payment by reference to rates published by the Federal Reserve Board in its most recent (as of such day) Statistical Release H.15 (519) or any successor publication thereto or, if
     H.15 (519) or a successor is no longer published by the Federal Reserve Board, a comparable publication by any other U.S. government department or agency or any Federal Reserve Bank; and

          (b) if such payments shall exceed the aggregate of the amounts payable pursuant to the foregoing clause (a), Lessee shall receive an amount equal to such excess multiplied by a fraction, the numerator of which shall be the number of whole months remaining in the Basic Term or the then effective Renewal Term as of the date of the occurrence of such Event of Loss and the denominator of which shall be the number of months remaining to the expiration date of the Ground Lease for such Facility as in effect on such date, and Lessor shall receive an amount equal to the remainder, if any, of such excess.

          12.4.  Application of Payments Not Relating to an Event of Loss.
                 --------------------------------------------------------
Unless a Lease Default or Lease Event of Default shall have occurred and be continuing, payments (except for payments under insurance policies described in Section 13 and payments under warranties described in subsection 2.2) received at any time by Lessor, Indenture Trustee or Lessee from any Governmental Authority or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Leased Assets or any part thereof not constituting an Event of Loss shall be paid to or retained by Indenture Trustee (or Lessor after discharge of the Lien of the Indenture) and shall be applied as follows: first, in accordance with the provisions of subsection 13.3 (other
          -----
than the last sentence thereof); and second, the balance remaining, if any,
                                     ------
shall be paid to Lessee.

          12.5.  Other Dispositions.  Notwithstanding the foregoing provisions
                 ------------------
of this Section 12, so long as any Lease Default or Lease Event of Default shall have occurred and be continuing, any amount that otherwise would be payable to or for the account of, or that otherwise would be retained by, Lessee pursuant to this Section 12 or subsection 13.3 shall be paid to Indenture Trustee (or to Lessor after discharge of the Lien of the Indenture) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to Lessee or as it may direct, unless this Lease theretofore shall have been declared to be in default pursuant to subsection 17.1, in which event such amount shall be disposed of in accordance with the provisions hereof, of the Indenture and of the Trust Agreement.

          SECTION 13.  INSURANCE.
                       ---------

          13.1.  Coverage.  Without limiting any of the other obligations or
                 --------
liabilities of Lessee under this Lease, Lessee at its own cost and expense shall carry and maintain or cause to be carried and maintained with insurers of recognized responsibility having the legal authority to enter into valid and enforceable contracts of insurance as insurers of the risks covered therein in the State of Texas at all times prior to expiration or earlier termination of the Lease at least the following insurance coverage with respect to the Facilities, provided, in all cases, that any such insurance is commercially available at a reasonable cost.

          (a)  Insurance Against Loss or Damage.  Property insurance covering
               --------------------------------
     physical loss or damage to the Facilities shall be maintained at all times prior to expiration or earlier termination of this Lease against such risks and perils and in such form and in such amounts as is consistent with Prudent Utility Practice for similar companies operating like properties.

          Any insurance carried in accordance with this subsection 13.1(a) shall be endorsed to provide that:

                 (1) Lessor, as owner of the Facilities subject to this Lease, Owner Participant and Indenture Trustee (for purposes of this subsection 13.1 referred to as "Section 13.1(a) Insureds") are
                                          ------------------------
          included as insureds with the understanding that any obligation imposed upon the insureds (including without limitation the liability for payment of premiums) shall be the sole obligation of Lessee and not that of any Section 13.1(a) Insured and that no such Section 13.1(a) Insured shall be or become a co-insurer of any loss under any co-insurance provisions contained in any policies in existence under this subsection; and

                 (2) subject to subsections 13.2 and 13.3, losses shall be payable to Indenture Trustee, so long as the Indenture Estate shall be subject to the Lien of the Indenture, and thereafter to Lessor.

          Any such insurance carried in accordance with this subsection 13.1(a) may insure other properties owned or leased by Lessee and need not be amended to provide that the Facilities shall have priority to insurance proceeds in the event of losses.

          (b)  Personal Injury and Property Damage Liability Insurance.  Public
               --------------------------------------------- ---------
     liability insurance covering personal injury, bodily injury and property damage liability shall be maintained covering claims arising out of the ownership, operation, maintenance, condition or use of the Facilities. In no event shall such insurance be written for limits less than $25,000,000 per occurrence and in the annual aggregate of $25,000,000 combined personal injury, bodily injury and property damage liability. Such coverage may include deductible amounts not exceeding $5,000,000 or such greater amount as may be approved from time to time by Lessor. In the event Lessee cannot obtain such personal injury, bodily injury or property damage liability insurance at a reasonable cost, and Owner Participant does obtain such insurance at a reasonable cost, Lessee shall reimburse Owner Participant, as Supplemental Rent, for all costs and expenses, including premiums, incurred by Owner Participant in obtaining such insurance.

          Any insurance carried in accordance with this paragraph (b) shall be endorsed to provide that:

          (1) Lessor, as owner of the Facilities subject to this Lease, Owner Participant and Indenture Trustee (for purposes of this subsection 13.1 referred to as "Additional 13.1(b)
                     ------------------

     Insureds") are included as additional insureds with the understanding that
     --------
     any obligation imposed upon the insureds (including without limitation the liability to pay premiums) shall be the sole obligation of Lessee and not that of any Additional 13.1(b) Insureds; and

          (2) inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles, shall operate in the same manner as if there were a separate policy covering each insured.

          (c)  Miscellaneous Policy Provisions.  Each insurance policy required
               -------------------------------
     hereunder shall provide that the respective interests of Lessor, Indenture Trustee and Owner Participant thereunder shall not be invalidated by any action or inaction of Lessee or any other Person (other than the beneficiary of such respective interest) and that such insurance shall insure Lessor, Indenture Trustee and Owner Participant as their interests may appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or any other Person (other than the beneficiary of such respective interest). Each policy required hereunder shall provide that the insurers, with the exception of Associated Electric & Gas Insurance Services Limited, will notify Lessor of any default in the payment of any premium, and that if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, Owner Participant, or Indenture Trustee for (i) 10 days, in the case of lapse for nonpayment of premium, or
     (ii) 30 days, in the case of any cancellation, change or lapse for any reason other than the nonpayment of premium, after receipt by Lessor, Owner Participant or Indenture Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse. Lessee shall provide Lessor and Indenture Trustee with insurance binders and other evidence of insurance that may be required pursuant to subsection 13.4 for any insurance policies obtained in replacement of any such cancelled, changed or lapsed policy promptly after having obtained such replacement policy.

          13.2.  Adjustment of Losses.  The loss, if any, under any insurance
                 --------------------
required to be carried under paragraph (a) of subsection 13.1 shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by Lessee. Lessee shall give Lessor and Indenture Trustee prompt notice of any loss in excess of $3,000,000.

          13.3.  Application of Insurance Proceeds.  All proceeds of insurance
                 ---------------------------------
maintained pursuant to paragraph (a) of subsection 13.1 on account of any damage to or destruction of the Facilities or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof) shall:

          (a) so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, be paid to Lessee if the amount of such insurance proceeds payable by reason of such damage or destruction is $3,000,000 or less, and applied by Lessee to pay the costs and expenses relating to the repair or restoration of the Facility suffering such damage; and

          (b) if not payable to Lessee under clause (a) of this subsection 13.3, be paid to Indenture Trustee or to Lessor (after discharge of the Lien of the Indenture), and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, all such proceeds actually so received on account of any such damage or destruction other than in connection with an Event of Loss shall be paid over to Lessee or as it may direct to pay the costs and expenses relating to the repair or restoration of the Facility suffering such damage, but only upon receipt of an Officers' Certificate of Lessee stating that no Lease Default or Lease Event of Default has occurred and is continuing, and a certificate of an Engineer (who may be an employee of Lessee) approved by Owner Participant that the repair or restoration relating to such damage or destruction has been completed and that the Facility is in the condition required by
     Section 11.

          If Lessee shall have received and not yet applied insurance proceeds pursuant to clause (a) above in an aggregate amount in excess of thirty million dollars, then Lessee shall pay or cause to be paid such amount in excess of thirty million dollars to Indenture Trustee for application pursuant to clause
(b) above.

          All such proceeds received or payable on account of an Event of Loss shall be distributed in accordance with subsection 12.3. If a Lease Default or Lease Event of Default shall have occurred and be continuing, such proceeds shall be held and applied as provided in subsection 12.5.

          13.4.  Annual Insurance Report.  As soon as practicable after the end
                 -----------------------
of each fiscal year of Lessee commencing with the end of fiscal year 1990, and in any event within 105 days thereafter, Lessee shall deliver to Lessor, Owner Participant and Indenture Trustee (i) an Officers' Certificate of Lessee setting forth the insurance obtained by Lessee pursuant to this Section 13 and as then in effect, stating whether, in the opinion of such officers, such insurance policies comply with the requirements of this Section 13, that all premiums then due thereon have been paid and that the same are in full force and effect, and setting forth all property owned or leased which is covered under any blanket insurance policies also covering the Facilities, (ii) a report by an independent insurance broker or independent insurance consultant reasonably satisfactory to Owner Participant, confirming the most recent report delivered pursuant to the preceding sentence and (iii) certification of all insurance required to be maintained under Section 13, executed by each insurer, or by an authorized representative of each insurer, identifying underwriters, the type of insurance, the insurance limits (including applicable deductibles) and the policy term, and the other material policy terms, including the special provisions enumerated for such insurance required by subsection 13.1(c). Upon request, Lessee will make available for inspection, review and reproduction at Lessee's offices by Owner Participant or Indenture Trustee copies of all insurance policies, binders and cover notes or other evidence of such insurance in respect of all insurance required to be maintained pursuant to this Section 13, certified by authorized representatives of the insurers.

          13.5.  Additional Insurance by Lessor.  Nothing in this Section 13
                 ------------------------------
shall prohibit Lessee, Lessor or Owner Participant from maintaining, at their expense, additional insurance for their own account with respect to loss or damage to the Facilities or any part thereof provided that any such additional insurance shall not provide for or result in a reduction of coverage or amounts payable under insurance required to be maintained under this Section 13.

          SECTION 14.  INDEMNIFICATION.
                       ---------------

          14.1.  Indemnification.  Lessee agrees, whether or not any of the
                 ---------------
transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, defend, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims of or against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (i) a disposition of all or any part of the Leased Assets or any part thereof in connection with an Event of Default, an Event of Loss, the purchase by Lessee of a Facility or the purchase by any other Person of a Facility following termination of this Lease pursuant to Section 7 hereof, (ii) the Facilities or any part thereof, (iii) the Operative Documents, the issuance of the Bonds (including Claims arising under the Securities Act with respect to a public offering of any series of Bonds) or the making of any investment in the Facilities, payments made pursuant to any thereof or the enforcement by any Indemnitee of any of its rights under the Operative Documents or any other transaction contemplated by the Operative Documents, (iv) the manufacture, financing, refinancing, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment or other application or disposition of all or any part of the Facilities or any interest therein during the Lease Term, including without limitation (A) claims or penalties arising from any violation of law or liability in tort (strict or otherwise) or from the negligence of, or negligence imputed to, any Indemnitee, (B) loss of or damage to any property or the environment or death or injury to any Person, and (C) any claim for patent, trademark or copyright infringement, (v) indemnification by Owner Participant of the Owner Trustee, the Indenture Trustee or any bondholder arising from or in connection with the transactions contemplated by the Participation Agreement, or
(vi) any failure of compliance with Governmental Rules or Governmental Actions permitted in accordance with subsection ll.l(c) hereof with respect to a Facility which first occurred prior to the Lessor Possession Date and continues after the Lessor Possession Date for such Facility; provided, however, that
                                                    --------  -------
Lessee shall not be required to indemnify any Indemnitee under this subsection
14.1 for (1) any Claim in respect of the Leased Assets arising solely from acts or events which occur after such Leased Assets have been returned and delivered to Lessor in accordance with subsection 8.1 (other than any such Claims arising after the termination of this Lease pursuant to subsection 17.1), (2) any Claim resulting from acts which would constitute the willful misconduct or gross negligence of such Indemnitee, its agents, employees, Affiliates and predecessors (excluding Lessee and its Affiliates in any of such capacities),
(3) any Transaction Expense to be paid by Owner Participant pursuant to the Participation Agreement or any other expense expressly provided under any of the Operative Documents to be borne by any Indemnitee without indemnification, (4) any Claim resulting directly from a transfer by such Indemnitee of all or part of its interest in this Lease or the Leased Assets, other than to Lessee or in connection with an Event of Default or an Event of Loss or in connection with the provisions of Section 7 hereof, (5) any Claim resulting solely from breach by such Indemnitee (which, in the case of Lessor or Indenture Trustee, shall have resulted from its gross negligence or willful misconduct) of any of its representations, warranties or covenants in any of the Operative Documents in any material respect, or (6) any Claims in respect of Taxes (except to the extent that Indemnitees are held harmless hereunder on an After-Tax Basis).
When an Indemnitee has received indemnification payments from Lessee in full satisfaction of the indemnification provisions of this subsection 14.1, Lessee shall be subrogated, to the extent of such indemnity paid, to such

Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity, other than such rights against other Indemnitees to the extent such Indemnitees are indemnified hereunder. Nothing contained in this subsection 14.1 shall be construed as a guaranty of (A) payment of any of the Bonds or (B) the Useful Life of the Facilities or (C) the value of the Leased Assets upon termination of the Basic Term or any Renewal Term.

          14.2.  Taxes.  (a)  Payment of Taxes.  Lessee agrees to pay, and to
                 -----        ----------------
indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Taxes imposed or asserted against any Indemnitee, Lessee, the Facilities or any portion thereof or any Indemnitee's interest in any of the foregoing, by any state or local government or taxing authority in the United States of America or any territory or possession of the United States of America upon or with respect to (i) the Facilities or any portion thereof or interest therein, (ii) the manufacture, financing, mortgaging, construction, purchase, ownership, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, abandonment, insurance, or other application or disposition of all or any part of the Facilities or any portion thereof or interest therein or product thereof (including Energy), (iii) the rental payments (including without limitation all Rent), receipts or earnings arising from the Facilities or any portion thereof or interest therein or payable pursuant to this Lease or any other payment or right to receive payment pursuant to the Operative Documents (including without limitation any payment of principal, interest, discount or premium on or with respect to the Bonds), (iv) the Operative Documents or the issuance of the Bonds pursuant to the Indenture, or any other document executed and delivered in connection with the consummation or confirmation of the transactions contemplated by the Operative Documents or any Indemnitee's interest in any of the foregoing, or the execution, issuance, delivery, acquisition or subsequent transfer of any of the foregoing, (v) the Indenture Estate or the property, or the income or other proceeds received with respect to the property, held by Indenture Trustee under the Indenture, or (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

          Without prejudice to the provisions of the Tax Indemnity Agreement, the provisions of this subsection 14.2 shall not apply to:

                 (i) Taxes of any state or local, governmental or taxing jurisdiction in the United States of America based on, or measured by, net income other than such Taxes, to the extent imposed on an Indemnitee by the state of, or local governmental or taxing jurisdiction in, Texas as a result of a nexus between the taxing jurisdiction and (a) a Facility, or (b) the activities in the taxing jurisdiction of the Lessee or any other person using such Facility, or any Affiliate of any of the foregoing; provided, however, that no indemnity shall be paid to the Owner Participant pursuant to this subsection 14.2 for the franchise tax imposed by Chapter 171 of Subtitle F of Title 2 of the Tax Code of Texas in excess of the sum of: (x) the lesser of $42,000 per year on an annualized basis or the actual amount of such franchise tax for such year, (y) the excess, if any, of the amount of such franchise tax over $42,000 per year that is payable by the Owner Participant as a result of a change in Texas law after the Funding Date with respect to a Facility or any administrative or judicial interpretations thereof, and (z) any interest and penalties imposed with respect to such franchise tax; and provided further that in the event any indemnity
                             -------- -------
          required pursuant to this clause (i) of subsection 14.2(a) is a result of a change in Texas law after the Funding Date with respect to a Facility and results in an increase above $42,000 for any year remaining in the Basic Term and such increase exceeds 5% of the Basic Rent for such year, Lessee may elect to terminate the Lease and purchase the Leased Assets pursuant to subsection 6.1(c)(ii);

                 (ii) Taxes based on, or measured by, items of tax preference and minimum Taxes;

                 (iii) Taxes imposed with respect to any voluntary or involuntary sale or other disposition of the Leased Assets or any interest therein, unless a Lease Event of Default shall have occurred and be continuing on the effective date of such sale or disposition;

                 (iv) Taxes to the extent such Taxes would not have been imposed on an Indemnitee if such Indemnitee had not engaged in activities in the jurisdiction imposing such Taxes, which activities are wholly unrelated to the transactions contemplated by the Operative Documents;

                 (v) Taxes that are imposed on an Indemnitee as a result of such Indemnitee's gross negligence or willful misconduct;

                 (vi) Taxes in the nature of franchise taxes (except to the extent provided in clause (i) of the second paragraph of this subsection 14.2(a)), value added taxes, capital stock taxes or taxes on doing business;

                 (vii) Taxes of any state or local, governmental or taxing jurisdiction in the United States of America based on, or measured by, any fees or compensation received by Lessor or Indenture Trustee for services rendered in connection with the transaction contemplated by the Operative Documents;

                 (viii) So long as no Lease Event of Default shall have occurred and be continuing, Taxes relating to any period or circumstance that occurs after the Lease Termination Date for the Facility to which such Taxes relate;

                 (ix) Taxes, to the extent and so long as contested by Lessee in good faith, or by such Indemnitee in accordance with the provisions of subsection 14.2(b) hereof;

                 (x) Taxes, to the extent imposed on an Indemnitee as a result of failure by such Indemnitee to contest such Taxes in accordance with subsection 14.2(b) hereof;

                 (xi) Taxes imposed on an Indemnitee resulting from the failure of such Indemnitee to timely and properly file a return or claim an exemption, deduction or credit, unless such failure results from a breach by Lessee of its obligations pursuant to this subsection 14.2;

                 (xii) Taxes that are enacted or adopted by their express terms as a substitute for any Taxes imposed on an Indemnitee that are not Taxes within any category of Taxes indemnified against under this subsection 14.2; and

                 (xiii)  Taxes, to the extent included in Transaction Expenses.

          Notwithstanding anything to the contrary herein or in any other Operative Document, Lessee acknowledges and agrees to indemnify and hold harmless, on an After-Tax Basis, Owner Participant and Lessor (but no other Indemnitee) against any and all withholding Taxes imposed under Section 1441 or 1442 of the Code (together with any interest or penalties with respect thereto) on or with respect to any amounts paid to a Bondholder or any successor, assign or Affiliate thereof.

          In case any report or return is required to be made with respect to Tax that is subject to indemnification under this subsection 14.2, other than Taxes subject to indemnification pursuant to clause (i) of this subsection 14.2(a), Lessee shall either (i) make such report or return in such manner (including the making thereof in Lessor's name) as will show the ownership of the Facilities in Lessor and send a copy of such report or return to Lessor or
(ii) notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor. Each Indemnitee agrees that it will promptly forward to Lessee any notice, bill or advice received by it concerning any such Taxes and in good faith will use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim all tax benefits available with respect to items referred to herein. Lessee will provide such information as any Indemnitee reasonably may require from Lessee to enable such Indemnitee to fulfill its tax filing requirements, including its Federal income tax filing requirements. Such Indemnitee shall have the right to receive a copy of any return filed by Lessee on behalf of such Indemnitee.

          (b)  Contests.  If any written claim shall be made against any
               --------
Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessee shall have an indemnity obligation pursuant to subsection 14.2 or if any Indemnitee shall determine that any Tax as to which Lessee shall have an indemnity obligation pursuant to subsection 14.2 shall be payable, such Indemnitee shall promptly notify Lessee of any claim for any such Taxes (the failure to so notify Lessee shall relieve Lessee of its obligation under subsection 14.2 to the extent such failure effectively precludes Lessee from presenting a claim or defense of the Lessee) and shall, in good faith with due diligence and at Lessee's expense, if requested in writing to do so by Lessee, contest (or shall permit Lessee to contest) any such Taxes; provided, however,
                                                            --------  -------
that such Indemnitee shall, after consulting in good faith with Lessee, determine whether any such contest of the validity, applicability or amount of such Taxes shall be by (i) resisting payment thereof if practicable, (ii) not paying the same except under protest, if protest is necessary and proper, or
(iii) paying such Taxes, and if the payment is made, using reasonable efforts to obtain a refund thereon in appropriate administrative or judicial proceedings, and provided, however, that such Indemnitee shall not be required to take any
    --------  -------
action pursuant to this sentence unless and until (x) Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee shall incur in connection with contesting such claim (including, without limitation, all reasonable legal and accounting fees and disbursements),
(y) such action to be taken will not result in the risk of an imposition of criminal penalties or the risk of any sale, forfeiture or loss of the Leased Assets or any interest therein, or (z) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance (taking into account any imputed interest deductions arising from such interest-free advance from Lessee and any tax benefit from making such payment).

          Notwithstanding anything to the contrary contained in this subsection 14.2, any Indemnitee may at any time decline to contest, or may settle or compromise a claim or decline to take any further action in contesting a claim; provided, however, that if Lessee has properly requested such contest, the
--------  -------
failure by such Indemnitee to contest or the settlement or compromise of or failure to take any further action in contesting a claim shall constitute a waiver (and such Indemnitee shall so notify Lessee in writing) of its right to any indemnity payment by Lessee under subsection 14.2 hereof; provided, further,
                                                              --------  -------
however, that Owner Participant shall not be obligated to appeal an adverse
-------
determination of a court to the United States Supreme Court.

          (c)  Refunds.  Provided no Lease Default or Lease Event of Default
               -------
shall have occurred and be continuing, if any Indemnitee shall obtain a refund (or would have obtained a refund but for a counterclaim not indemnified by the Lessee hereunder) of all or any part of any Taxes, payment of or indemnity for which shall have been made by Lessee pursuant to this subsection 14.2, such Indemnitee shall promptly pay to Lessee an amount equal to (i) the amount of such refund, together with the amount of any interest received by such Indemnitee on account of such refund, plus (ii) an amount equal to the tax benefits realized by such Indemnitee as the result of the payment of the amounts referred to in the foregoing clause (i) and this clause (ii) and minus (iii) an amount equal to any tax detriment realized by such Indemnitee as the result of the receipt or accrual of any interest referred to in the foregoing clause (i); provided, however, that any payments of such amounts to Lessee shall not exceed
--------  -------
the amount of all prior indemnity payments paid to such Indemnitee by Lessee pursuant to this subsection 14.2; and provided, further, that any interest
                                      --------  -------
received which is payable to Lessee pursuant to this subsection 14.2(c) shall not be taken into account for purposes of computing the limitation described in the immediately preceding clause. Any subsequent loss of such refund shall be treated as a Tax subject to full indemnification under this subsection 14.2.

          14.3.  Indemnities.  Lessee agrees to comply with and to pay, as
                 -----------
Supplemental Rent, all amounts payable by it under the provisions of the Tax Indemnity Agreement.

          14.4.  Payment.  (a)  Any amount payable to an Indemnitee pursuant to
                 -------
subsection 14.1 or 14.2 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee together with interest at the Prime Rate from the date of such demand to the date of payment, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by Lessee, such determination shall be verified at Lessee's expense (or at such Indemnitee's expense if such amount shall be determined to have been materially overstated) by a nationally recognized independent accounting firm mutually acceptable to Lessee and the Indemnitee. Each Indemnitee agrees in good faith to claim all proper exemptions, deductions and credits with respect to Taxes indemnified hereunder.

          (b) Any amount payable to Lessee pursuant to subsection 14.2(c) as the result of a refund shall be paid to Lessee within 30 days from the date the Indemnitee receives such refund (or the benefit of such refund as a credit against an amount not indemnified by Lessee hereunder) together with interest at the Prime Rate from the date of receipt of such refund (or credit) until the date of payment to Lessee.

          SECTION 15.  RIGHTS TO ASSIGN OR SUBLEASE.
                       ----------------------------

          15.1.  Assignment or Sublease by Lessee.  Without the prior written
                 --------------------------------
consent of Lessor, Owner Participant and Indenture Trustee, Lessee shall not assign, transfer or encumber all or any part of its leasehold interest or other rights under this Lease, except that, Lessee shall have the right, provided that no Lease Default or Lease Event of Default shall have occurred and be continuing, to sublease or assign the Leased Assets, in whole or in part, if (i) such sublease or assignment shall not extend beyond the Basic Term, (ii) a copy of such sublease or assignment shall be delivered to Lessor, Owner Participant and Indenture Trustee within 30 days of the execution of such sublease or assignment if such sublease or assignment extends for more than one year, (iii) such sublease or assignment shall not (a) impair or diminish any of the obligations or liabilities of Lessee hereunder or under any of the other Operative Documents (except as provided hereinafter), which obligations and liabilities will continue in full force and effect as though no sublease or assignment had been made, nor (b) result, in the reasonable opinion of Owner Participant, in adverse tax consequences to Owner Participant, (iv) such sublease or assignment shall be expressly subject and subordinate to the provisions of this Lease and the Operative Documents, including the rights of Lessor to enforce remedies under Section 17 if a Lease Event of Default shall have occurred and be continuing, (v) such sublessee or assignee has all necessary legal and regulatory authority to discharge Lessee's obligations and liabilities in respect of the Facilities under the Lease and the other Operative Documents,

(vi) upon such assignment, the assignee (if other than an Affiliate of TU Electric) (a) shall have outstanding senior secured long-term debt securities rated by both Moody's Investors Services, Inc. and Standard & Poor's Corporation (or any other nationally recognized securities rating agency if such agencies shall no longer rate securities) in any investment grade rating category (or, so rated by only one such agency if either such agency does not rate such securities) and, if any such ratings are in the lowest investment grade rating category for either such rating agency (or any other nationally recognized securities rating agency if such agencies shall no longer rate securities), neither such agency has publicly announced that it is reviewing such rating for a possible reduction thereof or (b) shall have otherwise established its creditworthiness to the reasonable satisfaction of Owner Participant, (vii) such sublease or assignment shall not render the Owner Participant's investment in the Facilities illegal or subject to burdensome regulation, and (viii) in the case of a sublease or assignment which relates to any period within two years of the end of the Lease Term, Lessee shall be the operator of the Facilities, unless otherwise consented to by Owner Participant.

          15.2.  Assignment by Lessor; Security for Lessor's Obligations to
                 ----------------------------------------------------------
Indenture Trustee.  Except as provided in the Participation Agreement and this
-----------------
Lease, during the Lease Term Lessor may not assign, transfer or encumber this Lease or the Facilities or all or any part of its interests and rights hereunder. In order to secure the indebtedness evidenced by the Bonds and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by Lessor to Indenture Trustee of its right, title and interest in, to and under this Lease, to the extent set forth in the Indenture, and for the creation of a Lien on and security interest in the Leased Assets in favor of the Indenture Trustee. Subject to subsection 9.1, Lessee hereby consents to such assignment and to the creation of such Lien and security interest and consents to the terms and provisions thereof. Lessee (a) acknowledges that such assignment, mortgage and security interest provide for the exercise by Indenture Trustee of all rights of Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, except as specifically set forth in the Indenture, (b) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and (c) agrees that, to the extent provided in the Indenture, Indenture Trustee shall have all the rights of Lessor hereunder as if Indenture Trustee had originally been named as Lessor herein (every reference herein to "Lessor" being read to mean, to the extent provided in the Indenture, and except where the context otherwise requires, Indenture Trustee). Lessee will furnish to Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by Lessee to Lessor. So long as any Bonds remain Outstanding, Lessee shall make all payments of Basic Rent, Supplemental Rent payable pursuant to subsection 3.2(b), and all other amounts payable hereunder to Lessor, other than Excepted Payments, to Indenture Trustee at the Indenture Trustee Office (to Corporate Trust Account No. 75560003 re: Texas Utilities Electric Company, or such other account as may be designated by Indenture Trustee), and the right of Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, setoff (subject to subsection 3.6 hereof) or other right or claim of any kind which Lessee may be able to assert against Lessor or Owner Participant in an action brought by either thereof on this Lease. Notwithstanding the foregoing, Indenture Trustee shall not have any obligation or liability under this Lease except as set forth in the Indenture and the Participation Agreement.

          In the event of the completion of the foreclosure proceedings and sale of the Leased Assets pursuant to Article Eight of the Indenture or in the event Indenture Trustee shall otherwise acquire Lessor's title to the Leased Assets by the exercise of remedies pursuant to Article Eight of the Indenture, Lessee shall recognize the purchaser or Indenture Trustee as Lessor under this Lease. Lessee agrees to execute and deliver, at any time and from time to time thereafter, upon the request of Indenture Trustee or the purchaser in the foreclosure proceedings, as the case may be, any instrument which may be necessary or appropriate to evidence such recognition. Lessee further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Lessee any right of election to terminate this Lease or to surrender possession of the Leased Assets in the event foreclosure proceedings pursuant to Article Eight of the Indenture should be instituted.

          SECTION 16.  LEASE EVENTS OF DEFAULT.
                       -----------------------

          The term "Lease Event of Default", wherever used herein, shall mean
                    ----------------------
any of the following events (whatever the reason for such Lease Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule):

          (a)  Lessee shall fail to pay:

          (i) Basic Rent, Casualty Value or the payment of Supplemental Rent specified in subsection 3.2(b) within ten days after the date the same become due, or

          (ii) Supplemental Rent (other than that specified in (i) above) or any other amount payable hereunder within fifteen days after notice of such failure from the Lessor or the Indenture Trustee; or

          (b) Lessee shall fail to maintain insurance required to be maintained pursuant to Section 13; or

          (c) Lessee shall fail to perform or observe any other covenant or agreement to be performed or observed by it under this Lease or any of the Operative Documents (including, without limitation, any covenant or agreement that is incorporated by reference in this Lease or any of the Operative Documents to be performed or observed by Lessee) and such failure shall continue for a period of thirty days after there shall have been given to Lessee by Lessor, Owner Participant or Indenture Trustee a notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided, however, that the
                       -----------------             --------  -------
     continuation of such a failure for thirty days after such notice shall not constitute a Lease Event of Default if (i) such default is curable but cannot be cured within thirty days, (ii) Lessee is diligently pursuing the cure of such default, and (iii) such default does not impair in any material respect the rights of the Owner Participant or the Owner Trustee in the Leased Assets or under the Operative Documents or the security interest of the Indenture Trustee created pursuant to the Indenture; or

          (d) any representation or warranty made by Lessee in any Operative Document (other than the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect when made and shall remain material and uncured for a period of thirty days after there shall have been given to Lessee by Lessor, Owner Participant or Indenture Trustee a notice specifying such misrepresentation and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, provided,
                                    -----------------             --------
     however, that the continuation of such a misrepresentation for thirty days
     -------
     after such notice shall not constitute a Lease Event of Default if (i) such default is curable but cannot be cured within thirty days, (ii) Lessee is diligently pursuing the cure of such default, and (iii) such default does not impair in any material respect the rights of the Owner Participant or the Owner Trustee in the Leased Assets or under the Operative Documents or the security interest of the Indenture Trustee created pursuant to the Indenture; or

          (e) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days.

          SECTION 17.  REMEDIES.
                       --------

          17.1.  In General.  Upon the occurrence of any Lease Event of Default
                 ----------
and so long as the same shall be continuing, Lessor, at its option, may declare this Lease to be in default by written notice to such effect given to Lessee, and at any time thereafter Lessor may, to the extent permitted by applicable law, exercise one or more of the following remedies, as Lessor in its sole discretion shall elect:

          (a)  Lessor, by notice to Lessee, may rescind or terminate this Lease;

          (b) Lessor may demand that Lessee, and upon the written demand of Lessor, Lessee shall, surrender the Leased Assets promptly to Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Leased Assets were being returned at the end of the Lease Term and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith;

          (c) Lessor may sell all or any portion of or an undivided interest in the Leased Assets, in a commercially reasonable manner, at public or private sale, as Lessor may determine, free and clear of any rights of Lessee in the Leased Assets and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (e) below if Lessor shall elect to exercise its rights thereunder), in which event Lessee's obligation to pay Basic Rent hereunder with respect to the interest sold for periods commencing after the date of such sale shall be terminated (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if Lessor shall elect to exercise its rights thereunder);

          (d) Lessor may hold or lease to others all or any portion of or an undivided interest in the Leased Assets as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Basic Rent for periods commencing after Lessee shall have been deprived of use of the Facilities or an undivided interest therein pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by Lessor from leasing the Facilities or an interest therein, to any Person other than Lessee for the same periods or any portion thereof;

          (e) Whether or not Lessor shall have exercised or thereafter at any time shall exercise its rights under paragraph (a), (b), (c) or (d) above, Lessor may demand, by written notice to Lessee specifying a payment date which shall be a Basic Rent Payment Date (or, if the date of such notice is prior to the Basic Lease Commencement Date, such payment date may be the Basic Lease Commencement Date) not earlier than five days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice), any unpaid Rent due and attributable to the use of the Facilities by Lessee through and including the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice (excluding any amount of Basic Rent due on such date which would represent a payment in advance) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Stipulated Interest Rate from the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice to the date of actual payment):

                 (i) an amount equal to the excess, if any, of Termination Value, computed as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice, over the Fair Market Rental Value of the Facilities during the remaining Lease Term, after discounting such Fair Market Rental Value semiannually to present value as of the Basic Rent Payment Date (or the Basic Lease

          Commencement Date, if applicable) specified in such notice at a rate of 10.75% per annum; or

                 (ii) an amount equal to the excess, if any, of such Termination Value over the Fair Market Sale Value of the Facilities as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice; or

                 (iii) an amount equal to the highest of (A) such Termination Value, (B) such discounted Fair Market Rental Value and (C) such Fair Market Sale Value, and, in this event, upon full payment by Lessee of all sums due hereunder, Lessor shall exercise its best efforts promptly to sell the Facilities and pay over to Lessee the net proceeds thereof up to the amount set forth in (A), (B) or (C) above actually paid by Lessee to Lessor; or

                 (iv) an amount equal to the excess of (A) the present value as of the Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) specified in such notice of all installments of Basic Rent until the end of the Basic Term, discounted semiannually at a rate of 10.75% per annum, over (B) the present value as of such Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable) of the Fair Market Rental Value of the Facilities until the end of the Basic Term, discounted semiannually at a rate of 10.75% per annum; or

          (f) if Lessor shall have sold all of the Facilities, as a whole or by a series of sales of undivided interests, pursuant to paragraph (c) above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to the Facilities, may, if it shall so elect, demand that Lessee pay to Lessor and Lessee shall pay to Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent Payment Date (or the Basic Lease Commencement Date if such date of sale is prior to the Basic Lease Commencement Date) following the date of such sale), any unpaid Rent due and attributable to the use of the Facilities by Lessee through such Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable), plus the amount of any deficiency between Termination Value, computed as of such Basic Rent Payment Date (or the Basic Lease Commencement Date, if applicable), and the net proceeds of such sale, together with interest at the Stipulated Interest Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment; or

          (g) Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          17.2.  No Release.  No rescission or termination of this Lease, in
                 ----------
whole or in part, or repossession of the Leased Assets or exercise of any remedy under subsection 17.1 shall, except as specifically provided therein, relieve Lessee of any of its liabilities and obligations hereunder. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor, Owner Participant or Indenture Trustee by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto and including all costs and expenses incurred in connection with the return of the Facilities in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Facilities were being returned at the end of the Lease Term. At any sale of the Facilities or any part thereof with or without any of its interest under the Support Agreements pursuant to subsection 17.1, Lessor, Owner Participant, Indenture Trustee or any Bondholder may bid for and purchase such property.

          17.3.  Remedies Cumulative.  To the extent permitted by applicable
                 -------------------
law, no remedy under subsection 17.1 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under subsection 17.1 or otherwise available to Lessor at law or in equity or otherwise. No express or implied waiver by Lessor of any Lease Default or Lease Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Default or Lease Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Leased Assets in mitigation of Lessee's damages as set forth in subsection 17.1 or which may otherwise limit or modify any of Lessor's rights and remedies provided in such subsection.

          SECTION 18.  NOTICES.
                       -------

          All communications and notices provided for in this Lease shall be in writing and given in person or by courier or by means of telex, telecopy or other wire transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or mailed by first class mail, addressed to the respective addresses set forth in Schedule 6 to the Participation Agreement; or in each case at such other address as the Person entitled thereto shall from time to time designate by notice in writing to Lessee and Lessor. All such communications and notices given in such manner shall be effective on the date of receipt (or when proffered, if receipt is refused) of such communication or notice.

          SECTION 19.  COVENANTS.
                       ---------

          Lessee shall comply with its covenants contained in each Operative Document to which it is a party, which covenants are incorporated herein by this reference as fully as if set forth herein.

          SECTION 20.  RIGHT TO PERFORM FOR LESSEE.
                       ---------------------------

          Subject to Section 8.09 of the Indenture, if Lessee shall fail to make any payment to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein or in any Support Agreement, Lessor may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Stipulated Interest Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 21.  MISCELLANEOUS.
                       -------------

          21.1.  Amendments in Writing.  Neither this Agreement nor any of the
                 ---------------------
terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          21.2.  Survival of Agreements.  The representations, warranties and
                 ----------------------
indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Lease, the investment by Owner Participant, any disposition of any interest of Owner Participant or Lessor in the Facilities and the expiration or other termination of any of the other Operative Documents, and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that compliance with any of the other terms, provisions or conditions of any of the Operative Documents shall have been waived.

                                      -47

          21.3.  Severability of Provisions.  Any provision of this Lease which
                 --------------------------
may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          21.4.  True Lease.  This Lease shall constitute an agreement of lease
                 ----------
and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Facilities except as lessee only.

          21.5.  GOVERNING LAW; CONSENT TO JURISDICTION.  THIS LEASE SHALL BE
                 --------------------------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE THERETO. TO THE EXTENT PERMITTED BY LAW, ANY STATE, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, ANY OF THE OTHER OPERATIVE DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, MAY BE INSTITUTED IN ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK AND STATE OF NEW YORK, AND LESSEE WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, INCLUDING AN OBJECTION OF FORUM NON CONVENIENS, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, PROVIDED,
                                                                       --------
HOWEVER, THAT NOTHING CONTAINED IN THIS SUBSECTION 21.5 SHALL BE CONSTRUED TO
-------
PROHIBIT LESSEE FROM INITIATING AND MAINTAINING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER COURT OR FORUM.

          21.6.  Headings.  The division of this Lease into sections, the
                 --------
provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

          21.7.  Counterpart Execution.  This Lease may be executed in any
                 ---------------------
number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterparts delivered to Indenture Trustee pursuant to the Indenture being deemed the "Original" and all other counterparts being deemed duplicates.

          21.8.  Successors and Assigns.  This Lease, including all agreements,
                 ----------------------
covenants, representations and warranties, shall be binding upon and inure to the benefit of Lessor and its successors and permitted assigns and Lessee and its successors and permitted assigns.

          21.9.  Immunities; Satisfaction of Undertakings.  Anything herein to
                 ----------------------------------------
the contrary notwithstanding, all and each of the representations, warranties, undertakings and agreements herein made on the part of Lessor are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding Lessor personally but are made and intended for the purpose of binding only the Trust Estate, and this Lease is executed and delivered by Lessor solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or at any time shall be enforceable against Lessor or any successor in trust or Owner Participant on account of any representation, warranty, undertaking or agreement hereunder of Lessor, either expressed or implied, all such personal liability, if any, being expressly waived by Lessee; provided, however, that (i)
                                                     --------  -------
Lessee or any Person claiming by, through or under it, making claim hereunder, may look to the Trust Estate for satisfaction of such liability or responsibility and (ii) Lessor or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct. Neither Owner Participant nor any Bondholder shall be liable for any matter hereunder except to the extent provided herein. Each time a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of its predecessor Owner Trustee hereunder and under the other Operative Documents, and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or such other Operative Document or the obligations of Lessee hereunder or thereunder.
Lessee, at its expense, upon receipt of written notice of the appointment of a successor Owner Trustee under the Trust Agreement, promptly shall make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Owner Trustee in such insurance policies, schedules, certificates and other instruments relating to the Leased Assets or this Lease or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Owner Trustee.

          21.10.  Payment for Appraisal Procedure.  If Lessee gives tentative
                  -------------------------------
notice of election to renew the Lease or purchase the Leased Assets as provided in subsection 5.3 or 6.2, Lessee shall pay all costs and fees of the Appraisal Procedure; provided, that if Lessee gives irrevocable notice of election to
           --------
renew the Lease or purchase the Leased Assets at Fair Market Sale

Value or Fair Market Renewal Value, as the case may be, and thereafter so renews or purchases the Leased Assets as provided in Section 5 or 6, each of Lessee and Lessor (for the account of Owner Participant) shall be obligated hereunder to pay the costs, fees and expenses of its appointed appraiser and the costs, fees and expenses of the third appraiser, if any, and all other costs of the Appraisal Procedure, shall be borne equally by Lessee and Lessor (for the account of Owner Participant).

          21.11.  Further Assurances.  The Lessee shall cause the Operative
                  ------------------
Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to, establish, perfect and maintain (a) the Lessor's right, title and interest in and to the Facilities, subject to no liens other than Permitted Interest Liens and Permitted Project Liens, (b) for the benefit of Indenture Trustee and the Holders of the Bonds, the first mortgage lien and first priority security interest in the Trust Estate provided for in the Indenture and (c) each of the other rights and interests created by the Indenture or by any other Operative Document in Owner Participant, Lessor, Indenture Trustee, or any Holder of a Bond. The Lessee will promptly and duly execute and deliver to each of Owner Participant, Lessor, and Indenture Trustee such documents and assurances and take such further action as the Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, to establish, perfect and maintain Lessor's right, title and interest in and to the Facilities and, for the benefit of Indenture Trustee and the Holders of the Bonds, the first mortgage lien and first priority security interest in the Trust Estate provided for in the Indenture, including, without limitation, if requested by Owner Participant, Lessor or Indenture Trustee, at the expense of Lessee, the recording or filing of counterparts or appropriate memoranda hereof, or of such financing statements or other documents with respect hereto as Owner Participant, Lessor or Indenture Trustee may from time to time reasonably request, and Lessor agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by Lessor.

          IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the date first above written.

                                             THE CONNECTICUT NATIONAL BANK,
                                             not in its individual capacity
                                             but solely as owner trustee
                                             under the Trust Agreement,



                                             By: /s/ GILMAN N. GAUVIN
                                                ----------------------------
                                                Title: VICE PRESIDENT

                                             TEXAS UTILITIES ELECTRIC
                                                COMPANY



                                             By:
                                                ----------------------------
                                                Title:

          IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the date first above written.

                                             THE CONNECTICUT NATIONAL BANK,
                                             not in its individual capacity
                                             but solely as owner trustee
                                             under the Trust Agreement,



                                             By:
                                                ----------------------------
                                                Title:

                                             TEXAS UTILITIES ELECTRIC
                                                 COMPANY


                                             By: /s/ M.S. GREENE
                                                ----------------------------
                                                Title: Vice President

                                 ACKNOWLEDGMENT

State of Connecticut

County of Hartford

          This instrument was acknowledged before me on November 22, 1989, by Gilman N. Gauvin, as Vice President of The Connecticut National Bank, a national banking association, on behalf of said association.


                                            /s/ Debra A. Johnson
                                            -----------------------------------
                                            Debra A. Johnson
                                            Notary Public, State of Connecticut


My commission expires:

   March 31, 1990
----------------------

                                 ACKNOWLEDGMENT

State of Texas

County of Dallas

          This instrument was acknowledged before me on December 6, 1989, by
M. S. Greene, as Vice President of Texas Utilities Electric Company, a Texas corporation, on behalf of said corporation.


                                          /s/ Jo Macdowell
                                          -------------------------------------
                                          Jo Macdowell
                                          Notary Public, State of Texas


My commission expires:


   June 27, 1992
----------------------


[NOTARY SEAL OF JO MACDOWELL APPEARS HERE]

                                                                   SCHEDULE 1
                                                                       to
                                                                 LEASE AGREEMENT

                           INSTALLMENTS OF BASIC RENT

                       Percentage of Purchase                            Percentage of Purchase
Basic Rent             Price of Permian Basin          Basic Rent        Price of Permian Basin
Payment Date           and DeCordova Facilities        Payment Date      and DeCordova Facilities
January 1, 1991              7.8803019                 January 1, 2005          7.1997209

   July 1, 1991              4.1666084                    July 1, 2005          3.0532323

January 1, 1992              4.3766740                 January 1, 2006          5.4900501

   July 1, 1992              4.1565897                    July 1, 2006          2.9952323

January 1, 1993              4.3866972                 January 1, 2007          6.5545864

   July 1, 1993              4.1456135                    July 1, 2007          2.8591381

January 1, 1994              4.3976688                 January 1, 2008          7.5826515

   July 1, 1994              4.1336116                    July 1, 2008          2.6792258

January 1, 1995              4.4096707                 January 1, 2009          7.7625637

   July 1, 1995              4.1204471                    July 1, 2009          2.5033923

January 1, 1996              4.4228352                 January 1, 2010          7.9302765

   July 1, 1996              4.1060516                    July 1, 2010          2.3176052

January 1, 1997              4.4372344                 January 1, 2011          8.1241844

   July 1, 1997              4.0902542                    July 1, 2011          2.1192452

January 1, 1998              4.4530282                 January 1, 2012          8.3225444

   July 1, 1998              4.0729523                    July 1, 2012          1.9074142

January 1, 1999              6.3138125                 January 1, 2013          8.5343753

   July 1, 1999              3.9660632                    July 1, 2013          1.6811394

January 1, 2000              6.4750238                 January 1, 2014          8.7606502

   July 1, 2000              3.8463858                    July 1, 2014          1.4367910

January 1, 2001              6.5947729                 January 1, 2015          9.0049986

   July 1, 2001              3.7152877                    July 1, 2015          1.0417548

January 1, 2002              6.7260404                 January 1, 2016          9.4000347

   July 1, 2002              3.5716748                    July 1, 2016          0.6054826

January 1, 2003              6.8698827                 January 1, 2017          9.8363070

   July 1, 2003              3.4143503                    July 1, 2017          0.6655690

January 1, 2004              7.0272535                 January 1, 2018          9.7762205

   July 1, 2004              3.2420148                    July 1, 2018          0.7251243

                                                                   SCHEDULE 2
                                                                       to
                                                                 LEASE AGREEMENT

                                CASUALTY VALUES

                       Percentage of Purchase                             Percentage of Purchase
Basic Rent             Price of Permian Basin      Basic Rent             Price of Permian Basin
Payment Date           and DeCordova Facilities    Payment Date           and DeCordova Facilities
   July 1, 1990              107.74179             January 1, 2005                101.66089

January 1, 1991              112.52633                July 1, 2005                 97.59726

   July 1, 1991              109.80445             January 1, 2006                 97.73353

January 1, 1992              110.76876                July 1, 2006                 95.32903

   July 1, 1992              111.49041             January 1, 2007                 95.45668

January 1, 1993              112.38099                July 1, 2007                 91.86024

   July 1, 1993              112.98566             January 1, 2008                 92.01029

January 1, 1994              113.78314                July 1, 2008                 87.22029

   July 1, 1994              114.27647             January 1, 2009                 87.40090

January 1, 1995              114.99077                July 1, 2009                 82.26686

   July 1, 1995              115.37908             January 1, 2010                 82.46510

January 1, 1996              116.01467                July 1, 2010                 76.98930

   July 1, 1996              116.29597             January 1, 2011                 77.20454

January 1, 1997              116.84902                July 1, 2011                 71.34865

   July 1, 1997              117.01411             January 1, 2012                 71.58168

January 1, 1998              117.47749                July 1, 2012                 65.32903

   July 1, 1998              117.51597             January 1, 2013                 65.58142

January 1, 1999              117.88190                July 1, 2013                 58.90536

   July 1, 1999              115.85819             January 1, 2014                 59.17880

January 1, 2000              116.14905                July 1, 2014                 52.05185

   July 1, 2000              113.78310             January 1, 2015                 52.35204

January 1, 2001              114.01479                July 1, 2015                 44.79204

   July 1, 2001              111.33927             January 1, 2016                 45.31638

January 1, 2002              111.51278                July 1, 2016                 37.16804

   July 1, 2002              108.50453             January 1, 2017                 37.95738

January 1, 2003              108.62102                July 1, 2017                 29.18084

   July 1, 2003              105.25530             January 1, 2018                 29.72267

January 1, 2004              105.31907                July 1, 2018                 20.72512

   July 1, 2004              101.59590